Exhibit 10.2.3




                         CELEBRITY SQUARE

                      BROADWAY AT THE BEACH
                   Myrtle Beach, South Carolina


                          LEASE BETWEEN

                 BURROUGHS & CHAPIN COMPANY, INC.


                               And

                          NEWRIDERS, INC
                      d/b/a/ EASYRIDERS CAGE















































ARTICLE I
     Basic Lease Terms and Definitions
      1.1      Basic Lease Terms
            a. "Broadway at the Beach"
            b. "Celebrity Square"
            c. "Celebrity Square Area"
            d. "Landlord's Building"
            e. "Premises"
            f. "Term"
            g. "Commencement Date"
            h. "Termination Date"
            i. "Permitted Use"
            j. "Annual Basic Rental
            k. "Annual Common Area Maintenance Charges"
            1. "Advance Rental"
            m. "Annual Marketing and Advertising Fund Contribution"
            n. (INTENTIONALLY DELETED)
            o. (INTENTIONALLY DELETED)
            p. "Tenant Notice Address"
            q. "Tenant Trade Name"
            r. "Retail Radius Restriction"
            s. (INTENTIONALLY DELETED)
            t. "Landlord's Floor Area"
            u. "Tenant's Floor Area"
            v. "Common Areas"
            w. "Default Rate"
      1.2 Additional Defined Terms
      1.3 Attachments
ARTICLE II
      Premises
      2.1 Demise
ARTICLE III
      Term
      3.1 Term
      3.2 Termination
      3.3 Holding Over
ARTICLE IV
      Use
      4.1 Prompt Occupancy and Use
      4.2 Storage and Office Areas
      4.3 Tenant's Trade Name
      4.4 Store Hours
ARTICLE V
      Rental
      5.1 Rentals Payable
      5.2 Annual Basic Rental
      5.3 Annual Percentage Rental
      5.4 "Rental Year" Defined
      5.5 "Gross Sales" Defined
      5.6 Statements of Gross Sales
      5.7 Tenant's Records
      5.8 Payment of Rental
      5.9 Advance Rental
ARTICLE VI
      Taxes
      6.1 Tenant to Pay Proportionate Share of Taxes
      6.2 Payment of Proportionate Share of Taxes
      6.3 "Tax Year" Defined
      6.4 Taxes on Rental
ARTICLE VII
      Improvements
      7.1 Tenant's Improvements
      7.2 Effect of Opening for Business
      7.3 Mechanic's Liens
      7.4 Tenant's Trade Fixtures
ARTICLE VIII
      Operations
      8.1 Operations by Tenant
      8.2 Signs and Advertising
      8.3 Painting and Displays by Tenant
      8.4 Trash Removal
ARTICLE IV
      Repairs and Alterations
      9.1 Repairs to be Made by Landlord
      9.2 Repairs to be Made by Tenant
      9.3 Damage to Premises
      9.4 Alterations by Tenant
      9.5 Changes and Additions to Celebrity Square
      9.6 Roof and Walls
ARTICLE X
      Common Areas
      10.1 Use of Common Areas
      10.2 Management and Operation of Common Areas
      10.3 Employee Parking Areas
      10.4 Tenant to Share Expense of Common Areas
      10.5 Landlord's Operating Costs
ARTICLE XI
      Marketing and Advertising
      11.1 Marketing and Advertising Fund
      11.2 Tenant's Contribution to Marketing and Advertisin
      11.3 (INTENTIONALLY DELETED)
      11.4 "Promotion Year" Defined
      11.5 (INTENTIONALLY DELETED)
ARTICLE XII
      Utilities
      12.1 Water, Electricity, Telephone, Sanitary Sewer and Air
      12.2 Water and Sewer Charges
      12.3 Fire Protection Sprinkler System
      12.4 Discontinuances and Interruptions of Utility Services
      12.5 Landlord's Right to Alter Utilities
ARTICLE XIII
      Indemnity and Insurance
      13.1 Indemnity by Tenant
      13.2 Landlord Not Responsible for Acts of Others
      13.3 Tenant's Insurance
      13.4 Tenant's Contractor's Insurance
      13.5 Policy Requirements
      13.6 Increase in Insurance Premiums
      13.7 Waiver of Right of Recovery
      13.8 Tenant to Pay Proportionate Share of Insurance Costs
      13.9 Tenant's Failure to Comply
      13.10 (INTENTIONALLY DELETED)
ARTICLE XIV
      Damage and Destruction
      14.1 Landlord's Obligation to Repair and Reconstruct
      14.2 Landlord's Option to Terminate Lease
      14.3 Demolition of Landlord's Building
      14.4 Insurance Proceeds

ARTICLE XV
      Condemnation
      15.1 Effect of Taking
      15.2 Condemnation Awards
ARTICLE XVI
      Assignments and Subletting
      16.1 Landlord's Consent Required
      16.2 Transfer of Corporate Shares
      16.3 Acceptance of Rent from Transferee
ARTICLE XVII
      Default
      17.1 "Event of Default" Defined
      17.2 Remedies
      17.3 Damages
      17.4 Assignment in Bankruptcy
ARTICLE XVIII
      Subordination and Attornment
      18.1 Subordination
      18.2 Mortgagee's Unilateral Subordination
      18.3 Attornment
ARTICLE XIX
      Notices
      19.1 Sending of Notices
      19.2 Notice to Mortgagees
ARTICLE XX
      Quiet Enjoyment
      20.1 Warranty
ARTICLE XXI
      Miscellaneous
      21.1 Retail Restriction Limit
      21.2 Estoppel Certificates
      21.3 Inspections and Access by Landlord
      21.4 Memorandum of Lease
      21.5 Remedies Cumulative
      21.6 Successors and Assigns
      21.7 Compliance with Laws and Regulations
      21.8 Captions and Headings
      21.9 Joint and Several Liability
      21.10 Broker's Commission
      21.11 No Discrimination
      21.12 No Joint Venture
      21.13 No Option
      21.14 No Modification
      21.15 Severability
      21.16 Third Party Beneficiary
      21.17 Corporate Tenants
      21.18 Applicable Law
      21.19 Time of Essence
      21.20 Performance of Landlord's Obligations by Mortgagee
      21.21 Waiver of Jury Trial
      21.22 Landlord's Option to Terminate Lease
      21.23 Limitation on Right of Recovery Against Landlord
      21.24 Force Majeure
      21.25 Air Rights
      21.26 Rules and Regulations
      21.27 (INTENTIONALLY DELETED)
      21.28 Hazardous Materials
      21.29 Compliance with the Americans With Disabilities Act
      21.30 No Inducements or Representations




















                         LEASE AGREEMENT

THIS LEASE AGREEMENT ("Lease") is made as of the 24th day of January, 1997 by and between BURROUGHS & CHAPIN COMPANY, INC., a South Carolina corporation ("Landlord") and NEW RIDERS, INC., a Nevada corporation, d/b/a EASYRIDER CAFE ("Tenant").

FOR AND IN CONSIDERATION of the mutual covenants and agreements herein contained, the parties hereto do covenant and agree as follows.

                            ARTICLE I
                Basic Lease Terms and Definitions

1.1      Basic Lease Terms

The terms set out and defined in this Section, whenever used in this Lease with the first letter of each word capitalized, shall have only the meanings set forth in this section, unless such meanings are expressly modified, limited or expanded elsewhere in this Lease.

a. "Broadway at the Beach" is the registered trade name of a mixed use real estate project being developed by Landlord. The project may include but may not be limited to retail stores, restaurants, theaters, entertainment facilities, night clubs, bars, amusements and any other uses deemed appropriate by the Landlord. The Landlord may include any land it owns or acquires in this development but makes no representation that any specific land will be so included or that any specific use will be made of any area. Tenant shall acquire no rights whatsoever to such name, shall not use it in any manner without Landlord's written permission, and shall discontinue any permitted use immediately upon Landlord's request.

b. "Celebrity Square": The Celebrity Square Area and any adjacent parcel or parcels of land more particularly described in Schedule "B" and known as "Broadway at the Beach Celebrity Square."

C. "Celebrity Square Area": That certain parcel of land owned or controlled by Landlord situated in the City of Myrtle Beach, State of South Carolina, more particularly described in Schedule "B", and upon the opening for business with the public of any expansion of the Celebrity Square Area, the term "Celebrity Square Area" shall include the property used for such expansion. Such expansion shall include only those areas specifically designated as a part of Broadway at the Beach Celebrity Square and shall not include any adjacent development unless so designated by Landlord.

d. "Landlord's Building": The structure(s) owned by or to be constructed by Landlord in the location shown on Schedule "A", as the same may be altered, reduced, expanded or replaced from time to time. Schedule "A" is attached for the purpose of graphically depicting the location of the Premises within Landlord's Building, and the matters appearing thereon, other than the location and configuration of the Premises, whether indicated graphically or in writing do not confer on Tenant any rights of use, access, or continued existence or any obligation of Landlord to continue to maintain such structures, areas, or matters in the configuration shown or depicted. Landlord's Building may in fact be multiple buildings.

e. "Premises": Tenant's portion of Landlord's Building shown on Schedule "A" having a Floor Area of approximately 8,259 square feet of enclosed area plus a patio area of approximately 700 square feet,






TENANT /s/ MP                                    LANDLORD /s/ DPW

Said patio area more particularly shown on Schedule A-1 attached hereto. The Premises shall also include the Outdoor Motorcycle Display Area (as hereinafter defined).

f. "Term": The period of ten (10) years, as further defined in Section 3.1, extending from the commencement date through the termination date.

g. "Commencement Date": The commencement shall be the earlier of April 1, 1997 or the date Tenant opens for business.

h. "Termination Date": Midnight, March 31, 2007 or on such earlier date as this Lease Agreement shall be terminated by either party as permitted herein.

i. "Permitted Use": Tenant shall use the Premises under Tenant's Trade Name (as hereinafter described) solely for the purpose of conducting the Permitted Use as such term is hereinafter defined; and shall not use or permit or suffer the use of the Premises for any other business or purpose. As used herein, Permitted Use shall mean the operation of a restaurant/night club known as the EasyRider Cafe similar in operation to other EasyRider Cafes. The Permitted Use shall also include in conjunction with the operation of an EasyRider Cafe (i) The sale of EasyRider Cafe apparel and merchandise which displays the Easy Rider Cafe logo or name or other merchandise related to Tenant's motorcycle/hot rod theme (ii) The display within the Premises of one or more motorcycles and motorcycle accessories; (iii) The display within the area designated as the outdoor motorcycle display area on Schedule A-1 (the "Outdoor Motorcycle Displays") of not more than three (3) motorcycles; (iv) The operation of licensed gaming machines and video machines; and (v) live entertainment. Dancing and the implementation of cover charges, admission fees, door charges or similar charges shall be permitted on the Premises so long as Landlord does not reinstate The Celebrity Square admissions policy as set forth on the Admissions Rider attached hereto as amended by the Landlord from time to time. Landlord in its sole discretion reserves the right to institute an admissions policy for Celebrity Square and to amend the terms of said admissions policy from time to time. In the event Landlord reinstates an admissions policy for Celebrity Square dancing and the charging of admission fees, cover charges, door charges or similar charges shall no longer be permitted on the Premises unless Tenant elects in writing to be subject to the admissions policy for Celebrity Square. Notwithstanding, Tenant may request Landlord's approval for Special Events as set forth in Section 3 of the General Rider attached hereto and incorporated herein which consent will not be unreasonably withheld.

j. "Annual Basic Rental": Tenant shall pay in advance on the first day of each month beginning on the Commencement Date base rent in accordance with the following schedule:

Commencement Date thru 3/31/98:      $12,044.38 per month
4/1/98 thru 3/31/99:                 $13,248.21 per month
4/1/99 thru 3/31/00:                 $14,570.25 per month
4/1/00 thru 3/31/02:                 $17,481.55 per month
4/1/02 thru 3/31/07:                 $20,991.63 per month

k. "Annual Common Area Maintenance Fee": Tenant shall pay in advance on the first day of each month beginning on the Commencement Date CAM in accordance with the following schedule:






TENANT /s/ MP                                          LANDLORD /s/ DPW



Commencement Date thru 12/31/97:      $1,376.50 per month

1/1/98 thru 3/31/07:                  CAM shall be increased
                                      annually in accordance
                                      the Consumer Price In
                                      (See Section 10.4)

l.      "Advance Rental": The sum of $12,044.38. See Section 5.9.

m. "Annual Marketing and Advertising Fund Contribution": Tenant shall pay in advance on the first day of each month beginning on the Commencement Date the Annual Marketing and Advertising Contribution in accordance with the following schedule:

Commencement Date thru 12/31/97:       $1,376.50 per month
1/1/98 thru 3/31/07:                   The Annual Marketing Fund
                                       and Advertising Fund
                                       Contribution shall be
                                       increased annually in
                                       accordance with the
                                       Consumer Price Index.
                                       (See Section 11.2)
n.      (INTENTIONALLY DELETED)

o. "Annual Percentage Rental": (See Section 5.3) From the Commencement Date through March 31, 2002 a sum equal to 7.5% of the amount by which Gross Sales exceeds the natural breakpoint and from April 1, 2002 through March 31, 2007 a sum equal to 6% of the amount by which Gross Sales exceeds the natural breakpoint.

p. "Tenant Notice Address": 1040 E. Herndon, #102, Fresno, CA 93720. See Section 19.1.

q. "Tenant Trade Name": Easyrider Cafe. Tenant shall not change Tenant's Trade Name of its business operated in the Premises without the written consent of Landlord.

r. "Retail Radius Restriction": Within five (5) miles of the Celebrity Square. See Section 21.1.

s.      (INTENTIONALLY DELETED)

t. "Landlord's Floor Area": The aggregate amount of square feet of leasable floor area in Landlord's Building, which, with respect to any such floor area which has been leased to any rent-paying tenant, shall be determined in accordance with the provisions of any lease applicable thereto and which, with respect to any floor area not so leased, shall consist of all such leasable floor area in Landlord's Building designed for the exclusive use and occupancy of rent-paying tenants, which shall exclude Common Areas, kiosks and temporary vendors, mezzanine areas and areas used for management and promotion offices and storage.

u. "Tenant's Floor Area": That portion of Landlord's Floor Area constituting the Premises which shall be measured (a) with respect to the front and rear width thereof, from the exterior face of the adjacent exterior or corridor wall, or, if none, to the center of the demising partition, and
(b) with respect to the depth thereof, from the exterior front face of the Premises to the exterior face of the rear exterior wall, or corridor wall, or, if neither, to the center of the rear demising partition;






TENANT /s/ MP                                 LANDLORD /s/ DPW

and in no case shall there be any deduction for columns or other structural elements within any tenant's premises.

v. "Common Areas": Those areas and facilities, if any, which may be furnished by Landlord, now or hereafter, in or near the Celebrity Square for the non-exclusive general common use of tenants, and other occupants of the Celebrity Square, their officers, agents, employees and customers, including (without limitation) all parking areas, access roads, employee parking areas, truckways, driveways, loading docks and areas, delivery passages, package pick-up stations, sidewalks, malls, roofs, and sprinklers in Common Areas, courts, ramps, landscaped and planted areas, retaining walls, stairways, escalators, elevators, bus stops, first aid stations, sewage treatment facilities, if any, lighting facilities, comfort stations or rest rooms, civic center, meeting rooms, ticketing facilities and other similar areas, facilities or improvements.

w. "Default Rate": An annual rate of interest equal to the lesser of (i) the maximum rate of interest for which Landlord may lawfully collect upon default or the contract rate if otherwise not provided in the State in which the Celebrity Square is situate, or (ii) eighteen percent (18%).

1.2      Additional Defined Terms

The following additional terms are defined in the places in this Lease noted below:

TERM                              SECTION
----                              --------
"Additional Rental"                  5.1
"Casualty"                          14.1
"Consumer Price Index"              11.2
"Event of Default                   17.1
"Gross Sales"                        5.5
"Landlord's Operating Costs"        10.5
"Laws and Regulations"               8.1
"Mortgage"                          18.1
"Mortgagee"                         18.1
"Ready for Occupancy"                7.2
"Rental"                             5.1
"Rental Year"                        5.4
"Special Event"            General Rider
"Taxes"                              6.1
"Tax Year"                           6.3

1.3    Attachments

The following documents are attached hereto, and such documents, as well as all drawings and documents prepared pursuant thereto, shall be deemed to be a part hereof:

General Rider

Schedule "A"   - Drawing of Celebrity Square Area including Landlord's
                 Building  and Tenant's Premises.
Schedule "A-1" - Drawing denoting maximum patio perimeter limits.
Schedule "A-2" - Drawing denoting the motorcycle parking area.
Schedule "B"   - Legal Description of Celebrity Square Area.
Schedule "C"   - Landlord's and Tenant's construction obligations with respect to the Premises.






TENANT /s/ MP           LANDLORD /s/ DPW

Schedule "D" - Rules and Regulations.
Schedule "F" - Definition of "Adult".
Entertainment Rider.
Admissions Rider.
                            ARTICLE II
                             Premises

2.1 Demise

Landlord hereby leases to Tenant, and Tenant hereby rents from Landlord, the Premises. Notwithstanding anything to the contrary contained herein, if basic construction is complete, the Premises have been inspected by Tenant who shall be deemed to have accepted the same as existing as of the date Landlord delivers the Premises to Tenant for completion of all work required of it, subject to completion of Landlord's construction obligations, if any, provided for in Schedule "C".
                           ARTICLE III
                               Term

3.1 Term

The term shall commence on the earlier to occur of (a) April 1, 1997, or (b) Tenant's opening of its business in the Premises, and shall be for the number of years set forth in Section 1.1.f., plus the part of a month, if any, from the date of the commencement of the Term through the last day of the month immediately prior to the first full calendar month in the Term, and end on the Termination Date set out in Section 1.1.h.

The taking of possession of the Premises by Tenant shall be conclusive evidence against Tenant that, except for the completion of items of Landlord's work which are to be done pursuant to the Lease, (i) the Premises are suitable for the purpose for which leased, (ii) the Premises and each and every part and appurtenance thereof are in good and satisfactory condition. To the best of Landlord's knowledge and belief, Landlord's Building was constructed in accordance with all applicable laws, ordinances and building codes.

3.2 Termination

Unless terminated sooner as hereinafter provided, this Lease shall terminate on the stated Termination Date or at the end of any extension or renewal thereof, without the necessity of any notice from either Landlord or Tenant to terminate the same. Tenant hereby agrees that if it fails to surrender the Premises at the end of the Term, or any renewal thereof, or earlier termination as provided in this Lease, Tenant will be liable to Landlord for any and all damages which Landlord shall suffer by reason thereof, and Tenant will indemnify Landlord against all claims and demands made by any succeeding tenants against Landlord, founded upon delay by Landlord in delivering possession of the Premises to such succeeding tenant caused by Tenant's holding over.

3.3 Holding 0ver

If Tenant shall be in possession of the Premises after the Termination Date, in the absence of any agreement extending the Term hereof, or Landlord's demand to Tenant to sooner vacate the Premises, the tenancy under this Lease shall become one from month to month terminable by either party on thirty (30) days prior written notice, at a monthly rental equal to twice the sum of (i) the monthly installment of Annual Basic Rental payable during the last month of the Term and (ii) one twelfth (1/12th) of the average Annual Percentage Rental payable hereunder for the last three (3) Rental Years, or with respect to a term of less than three (3) years, each complete

TENANT /s/ MP                         LANDLORD/s/



Rental Year preceding termination. Tenant shall also pay all other charges payable under the terms of the Lease, prorated for the period during which Tenant remains in possession. Such tenancy shall also be subject to all other conditions, provisions and obligations of this Lease. Tenant shall not interpose any counterclaim or counterclaims in a summary proceeding or other action based on holdover.
                            ARTICLE IV
                               Use

4.1      Prompt Occupancy and Use

Tenant shall occupy the Premises upon commencement of the Term and thereafter will continuously use the Premises for the Permitted Use and for no other purpose whatsoever.

4.2      Storage and Office Areas

Tenant shall use only such minor portions of the Premises for storage and office purposes as are reasonably required therefor to operate a restaurant/nightclub within the Celebrity Square. In no event can office and storage exceed fifty percent (50%) of the space.

4.3      Tenant's Trade Name

Unless otherwise approved in writing by Landlord, Tenant shall conduct business in the Premises only in Tenant's Trade Name.

4.4      Store Hours

Tenant shall cause its business to be conducted and operated in good faith and in such manner as shall assure the transaction of a maximum volume of business in and at the Premises. Unless other hours are designated or approved by Landlord in writing, Tenant shall cause the Premises to be open at 11 a.m., local time, and shall remain open until such minimum time as Landlord may from time to time prescribe for all tenants seven (7) days per week. Landlord shall set closing hours based upon seasonal factors. The Celebrity Square shall be closed for business on Thanksgiving Day and Christmas Day, but Landlord may permit Tenants to be open on such holidays. Landlord, in its sole discretion, shall have the right to reduce or eliminate operating Hours on any or all of New Year's Day, Thanksgiving Eve and Christmas Eve. If Tenant shall fail to operate during all such hours, in addition to constituting an Event of Default hereunder, Tenant shall be required to pay, for each hour that Tenant shall fail to be open, liquidated damages equal to the greater of Fifty and No/100 Dollars ($50.00) or ten percent (10%) of Tenant's average hourly Gross Sales computed for the month immediately preceding the month in question. If Tenant shall request Landlord's approval of the opening of the Premises for business for periods exceeding those specified above and Landlord shall approve such request, Tenant shall pay for any additional costs incurred by Landlord in connection with Tenant's opening the Premises for business during such additional hours, including but not limited to, any additional amounts of Landlord's Operating Costs, additional costs of heating, ventilating and air-conditioning the Common Areas and the Premises, and additional utilities furnished to the Premises by Landlord.

                            ARTICLE V
                              Rental
5.1      Rentals Payable

Tenant covenants and agrees to pay to Landlord as rental ("Rental") for the Premises, the following:

(a) the Annual Basic Rental specified in Section 1.1.j, commencing the earlier of April 1, 1997 or the date Tenant opens for business; plus


TENANT /s/ MP                             LANDLORD /s/ DPW
(b)      the Annual Percentage Rental specified in Section 1.1.o; plus:

(c) all additional sums, charges, or amounts of whatever nature to be paid by Tenant to Landlord in accordance with the provisions of this Lease, whether or not such sums, charges or amounts are referred to as additional rental (collectively referred to as "Additional Rental");

provided, however, that the Annual Basic Rental shall be adjusted proportionately (on a per diem basis) for any Rental Year of more or less than twelve (12) calendar months.

5.2      Annual Basic Rental

Annual Basic Rental shall be payable without prior demand in equal monthly installments in advance on the first day of each full calendar month during the Term, the first such payment to include also any prorated Annual Basic Rental for the period from the date of the commencement of the Term to the first day of the first full calendar month in the Term.

5.3      Annual Percentage Rental

Until Tenant's Gross Sales exceed the natural break point, the natural break point shall be monitored by Tenant on a monthly basis. If the cumulative monthly sales exceed the natural break point, in addition to the payment of Annual Basic Rental the Tenant shall begin paying Annual Percentage Rental on a monthly basis the following month. Effective with the Rental Year following the Rental Year that the Tenant pays Percentage Rental, the Tenant will be billed an estimated Annual Percentage Rental equal to the previous Rental Year's Annual Percentage Rental paid, payable in increments of one-twelfth (1/12) on the first of each month. Fifteen (15) days after the close of each Rental Year, the Tenant shall report its Gross Sales and pay any additional Annual Percentage Rental due. If Tenant paid excess Annual Percentage Rental during the preceding Rental Year, such excess amount shall be credited to Annual Percentage Rental due in the then current Rental Year. At the end of the Term including any extensions, the Landlord shall reimburse Tenant for any over payment in the preceding Rental Year. If there is a partial Rental Year (as hereinafter defined) at the beginning and end of the term, the natural break point and Annual Percentage Rental shall be prorated for such periods.

5.4      "Rental Year" Defined

The first full Rental Year shall commence on the first day of January 1998 and end on December 31, 1998; thereafter, each Rental Year shall be the successive calendar years. Any portion of the Term prior to January 1, 1998, or remaining at the end of the last full Rental Year shall constitute the first and final Rental Year, respectively, and all Rental shall be apportioned therefor.

5.5      "Gross Sales" Defined

"Gross Sales" means the sum of the actual sales prices of all goods, wares and merchandise sold, leased, licensed, or delivered, food and beverages sold, and the actual charges for all services performed by Tenant or by any subtenant, licensee or concessionaire in, at, from or arising out of the use of the Premises, whether for wholesale, retail, cash, credit, or trade-ins or otherwise, without reserve or deduction for inability or failure to collect. Gross Sales shall not include the proceeds of sales from charity events, to the extent that such proceeds are donated by Tenant to qualified Internal Revenue Service approved charitable organizations within sixty (60) days of the event.

5.6      Statements of Gross Sales

Tenant shall deliver to Landlord all South Carolina sales tax reports simultaneous with filing with the South Carolina Tax Commission, which shall serve as Tenant's Statement of Gross Sales for Landlord's purposes.
                  TENANT/s/                     LANDLORD /s/ DPW


5.7      Tenant's Records

Tenant covenants and agrees that the business upon the Premises shall be operated so that a duplicate sales slip, invoice or non-resettable cash register receipt, serially numbered, or such other device for recording sales as Landlord approves, shall be issued with each sale or transaction, whether for cash, credit or exchange.

For the purpose of permitting verification by Landlord of any amounts due as Rental, Tenant will keep and preserve for at least three (3) years, and during the Term shall keep at the Premises, a general ledger, required receipts and disbursement journals and such sales records and other supporting documentation together with original or duplicate books and records which shall disclose in detail all information required to permit Landlord to verify Tenant's Gross Sales and which shall conform to and be in accordance with generally accepted accounting principles. At any time or from time to time after twenty-four (24) hours' advance notice to Tenant, Landlord or any Mortgagee, their agents and accountants, shall have the right during business hours to make any examination or audit of such books and records which Landlord or such Mortgagee may desire. If such audit shall disclose a liability in any Rental Year for Rental in excess of the Rental theretofore paid by Tenant for such period, Tenant shall promptly pay such liability. In addition, if such audit shall disclose that Tenant has either under-reported Gross Sales by five percent (5%) or more during any Rental Year or that Tenant has underpaid by three percent (3%) or more any Rental payable by Tenant the amount of which is based on Gross Sales, then in such event, in addition to being an Event of Default hereunder, Tenant shall promptly pay the cost of audit and interest at the Default Rate on all additional Annual Percentage Rental then payable, accounting from the date such additional Annual Percentage Rental was due and payable. If such audit shall disclose that Tenant's records, in Landlord's reasonable determination, are inadequate to reflect accurately Tenant's Gross Sales, Landlord shall have the right to retain a consultant to prepare and establish a proper recording system in which Tenant can determine Gross Sales, using books and records in a form prescribed by such consultant and Tenant shall pay to Landlord as Additional Rental the costs, consultant's fees and any other charges relating thereto. In the event such audit shall disclose that Tenant has under paid Annual Percentage Rent by five percent (5%) or more, the Landlord shall have the right to terminate this Lease by giving Tenant thirty (30) days notice.

5.8      Payment of Rental

Tenant shall pay all Rental when due and payable, without any setoff, deduction or prior demand therefor whatsoever. If Tenant shall fail to pay any Rental within seven (7) days after the same is due, Tenant shall be obligated to pay a late payment charge equal to the greater of One Hundred and No/1 00 Dollars ($100.00) or five percent (5%) of any Rental payment not paid when due to reimburse Landlord for its additional administrative costs, In addition, any Rental which is not paid within seven (7) days after the same is due shall bear interest at the Default Rate from the first day due until paid. Any Additional Rental which shall become due shall be payable, unless otherwise provided herein, with the next monthly installment of Annual Basic Rental. Rental and statements required of Tenant shall be paid and delivered to Landlord at its notice address set out in Section 19.1 or at such other place as Landlord may, from time to time, designate in a notice to Tenant. Any payment by Tenant or acceptance by Landlord of a check for a lesser amount than shall be due from Tenant to Landlord shall be treated as a payment on account. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant.

5.9      Advance Rental

Landlord acknowledges receipt from Tenant of an amount equal to the Advance Rental, the same to be held as security for the performance by Tenant of all obligations imposed under this Lease which Tenant is required to perform. If Tenant shall fail to perform such obligations, Landlord shall be entitled to apply the

TENANT /s/ MP      LANDLORD /s/ DPW

Advance Rental, pro tanto, against any damages which it may sustain by reason of Tenant's failure to perform such obligations, but such application shall not preclude Landlord from recovering greater damages if the same can be established. Otherwise, if Tenant shall faithfully perform all such obligations, then the Advance Rental shall be applied, pro tanto, by Landlord against the Rental last becoming due hereunder.

                            ARTICLE VI
                              Taxes

6.1 Tenant to Pay Proportionate Share of Taxes

Tenant shall pay in each Tax Year during the Term, as Additional Rental, a proportionate share of all real estate taxes, ad valorem taxes and assessments, general and special assessments, taxes on real estate rental receipts, taxes on Landlord's gross receipts, or any other tax imposed upon or levied against real estate or upon owners of real estate as such rather than persons generally, including taxes imposed on leasehold improvements which are assessed against Landlord, payable with respect to or allocable to the Celebrity Square Area, including all land, Landlord's Building and all other buildings and improvements situated thereon, together with the reasonable cost (including fees of attorneys, consultants, and appraisers) of any negotiation, contest or appeal pursued by Landlord in an effort to reduce any such tax, assessment or charge, and all of Landlord's administrative costs in relation to the foregoing, all the foregoing being collectively referred to herein as "Taxes". Tenant's proportionate share of Taxes for any Tax Year shall be computed by multiplying the amount of such Taxes by a fraction, the numerator of which shall be Tenant's Floor Area and the denominator of which shall be Landlord's Floor Area. For the Tax Year in which the Term commences or terminates, the provisions of this Section shall apply, but Tenant's liability for its proportionate share of any taxes for such year shall be subject to a pro rata adjustment based upon the number of days of such Tax Year falling within the Term.

6.2 Payment of Proportionate Share of Taxes

Tenant's proportionate share of Taxes shall be paid by Tenant in equal monthly installments in such amounts as are estimated and billed for each Tax Year by Landlord during the Term, each such installment being due on the first day of each calendar month. If at any time during a Tax Year it shall appear that Landlord has underestimated Tenant's proportionate share of Taxes, it may bill Tenant for any deficiency which may have accrued during such Tax Year and thereafter the monthly installment payable by Tenant shall also be adjusted. Within one hundred twenty (120) days after Landlord's receipt of tax bills for each Tax Year, or such reasonable (in Landlord's determination) time thereafter, Landlord will notify Tenant of the amount of Taxes for the Tax Year in question, and the amount of Tenant's proportionate share thereof. Any overpayment or deficiency in Tenant's payment of its proportionate share of Taxes for each Tax Year shall be adjusted between Landlord and Tenant, and Landlord and Tenant hereby agree that Tenant shall pay Landlord or Landlord shall credit to Tenant's account (or, if such adjustment is at the end of the Term, pay Tenant), as the case may be, within thirty (30) days of the aforesaid notification to Tenant, such amount necessary to effect such adjustment. The failure of Landlord to provide such notification within the time prescribed above shall not relieve Tenant of its obligations hereunder.

6.3      "Tax Year" Defined

The term "Tax Year" means each twelve (12) month period (deemed, for the purpose of this Section, to have 365 days) established as the real estate tax year by the taxing authorities having lawful jurisdiction over the Celebrity Square Area.

TENANT /s/ MP        LANDLORD /s/ DPW

6.4      Taxes on Rental

In addition to Tenant's proportionate share of Taxes, Tenant shall pay to the appropriate agency any and all sales, excise and other taxes (not including, however, Landlord's income taxes) levied, imposed or assessed by the State in which the Celebrity Square is situate or any political subdivision thereof or other taxing authority upon any Rental payable hereunder. Tenant shall also be solely responsible for and pay within the time provided by law all taxes imposed on its inventory, furniture, trade fixtures, apparatus, leasehold improvements (installed by or on behalf of Tenant), equipment and any other of Tenant's personal or other property.

                           ARTICLE VII
                           Improvements

7. 1      Tenant's Improvements

(a) Within thirty (30) days after execution of this Lease, Tenant shall, at its sole cost and expense, submit to Landlord its plans for improvements to the Premises and, after approval thereof by Landlord, shall complete all improvements and other work to be performed by it pursuant to such plans and the manner set out in Schedule "C". Tenant will be permitted by Landlord to enter the Premises in accordance with Schedule "C" for the purpose of performing its obligations under Schedule "C" and for the purpose of installing its fixtures and other equipment, provided (i) Tenant shall have obtained Landlord's prior written approval of the plans and specifications for such work; and (ii) Tenant shall have deposited with Landlord the policies or certificates of insurance required in Section 13.5. Tenant's activities shall be conducted so as not to unreasonably interfere with Landlord's construction activities or the business of other tenants or their tenancies, Tenant shall maintain the Premises in a clean and orderly condition during construction and merchandising. All trash which may accumulate in connection with Tenant's construction activities shall be removed daily from the Celebrity Square Area by Tenant at its expense. During such period, Tenant shall perform all duties and obligations imposed by this Lease, including, without limitation, those provisions relating to insurance and indemnification, saving and excepting only the obligation to pay Rental (other than any Additional Rental arising out of failure of Tenant to perform its obligations under this Lease), which obligation shall commence when the Term commences.

(b)  (INTENTIONALLY DELETED)

7.2      Effect of Opening for Business

By opening for business, Tenant shall be deemed to have: (a) accepted the Premises, (b) acknowledged that the Premises are "Ready for Occupancy" hereunder, and (c) agreed that the obligations of Landlord under Schedule "C" have been fully performed except for defects in Landlord's work of which Tenant notifies Landlord in writing prior to Tenant's opening for business.

7.3      Mechanic's Liens

No work performed by Tenant pursuant to this Lease, whether in the nature of erection, construction, alteration or repair, shall be deemed to be for the immediate use and benefit of Landlord so that no mechanic's or other lien shall be allowed against the estate of Landlord by reason of any consent given by Landlord to Tenant to improve the Premises. Tenant shall pay promptly all persons furnishing labor or materials with respect to any work performed by Tenant or its contractor on or about the Premises. In the event any mechanic's or other lien shall at any time be filed against the Premises by reason of work, labor, services, or materials performed or furnished, or alleged to have been performed or furnished, to Tenant or to anyone holding the Premises through or under Tenant, Tenant shall forthwith cause the same to be discharged of record or bonded to the satisfaction of Landlord, If

TENANT /s/ MP            LANDLORD /s/ DPW

Tenant shall fail to cause such lien forthwith to be so discharged or bonded after being notified of the filing thereof, then, in addition to any other right or remedy of Landlord, Landlord may bond or discharge the same by paying the amount claimed to be due, and the amount so paid by Landlord including reasonable attorney's fees incurred by Landlord either defending against such lien or in procuring the discharge of such lien, together with interest thereon at the Default Rate, shall be due and payable by Tenant to Landlord as Additional Rental.

7.4      Tenant's Trade Fixtures

All trade fixtures and apparatus (as distinguished from leasehold improvements) owned by Tenant and installed in the Premises by Tenant at its expense shall remain the property of Tenant and shall be removable at any time, including upon the expiration of the Term; provided Tenant shall not at such time be in default of any terms or covenants of this Lease; and provided further that Tenant shall repair any damage to the Premises caused by the removal of said trade fixtures and apparatus. Tenant shall provide Landlord with a list of the trade fixtures owned by Tenant and shall update such list as needed from time to time.

                           ARTICLE VIII
                            Operations

8.1      Operations by Tenant

Tenant agrees that the Premises shall be used and occupied by Tenant only for those uses permitted by Section 1.1.i of this Lease, and Tenant agrees to use and maintain the Premises in compliance with all applicable laws, decrees, ordinances, orders, rules and regulations of all governmental bodies (federal, state, county and/or parish and municipal) (hereinafter collectively referred to as "Laws and Regulations") from time to time in force which shall affect
(a) Tenant's use of the Premises, (b) the manner or conduct of Tenant's business or operation of Tenant's installations, equipment or other property therein, (c) any cause or condition created by or at the instance of Tenant, and Tenant shall pay all the costs, expenses, fines, penalties and damages which may be imposed upon Landlord by reason of or arising out of Tenant's failure to fully and promptly comply with and observe such laws or which Landlord may incur as a result of Tenant's breach of the above covenants. Notwithstanding the aforesaid, the Tenant shall have no obligation to repair the Premises on account of any defect in the construction of the Premises which breaches any applicable codes, laws or regulations governing the Premises applicable prior to the date of this Lease or the date Tenant commenced to occupy the Premises, whichever date is earlier. Tenant shall give prompt notice to Landlord of any notice Tenant receives of the violation of any Laws and Regulations of any such governmental body with respect to the Premises or the use or occupancy thereof. If Landlord shall be required under this Lease or pursuant to Laws and Regulations to take measures to comply with Laws and Regulations affecting the Premises, Landlord may, at Landlord's option, elect to terminate this Lease by giving not less than thirty (30) days' notice thereof to Tenant unless Tenant shall give evidence satisfactory to Landlord within fifteen (15) days after the giving by Landlord of such notice of termination, that Tenant has commenced steps reasonably calculated to comply with Laws and Regulations at Tenant's sole cost and expense. Tenant shall not, at any time, leave the Premises vacant, but shall, in good faith, continuously throughout the Term of this Lease conduct and carry on the type of business for which the Premises are leased.

Tenant agrees not to use or to allow or permit the Premises to be used for any purpose prohibited by any Laws and Regulations and Tenant agrees not to commit waste or suffer or permit waste to be committed or to allow or permit any nuisance on or in the Premises. Tenant will not occupy or use nor permit any portion of the Premises to be occupied or used for any business or purpose that Landlord may deem disreputable in any manner. Tenant will continuously conduct Tenant's business in and occupy the Premises, and will control Tenant's agents, employees and invitees in such a manner so as not to create any nuisance or interfere with, annoy or disturb any of the other tenants in Landlord's Building or Landlord in Landlord's management of Landlord's Building. Notwithstanding anything to the

TENANT /s/ MP           LANDLORD /s/ DPW

contrary contained herein, Tenant shall not use the Premises or allow or permit the same to be used in any way or for any purpose that Landlord may deem to be extra hazardous on account of the possibility of fire or other casualty or which will increase the rate of fire or other casualty or which will increase the rate of fire or other insurance for Landlord's Building or the contents thereof, or which may render Landlord's Building uninsurable at normal rates by responsible insurance carriers authorized to do business in the State of South Carolina or which may render void or voidable any insurance on Landlord's Building or the contents thereof. Tenant shall not violate, or permit the violation of, any condition imposed by any insurance policy then issued in respect of Landlord's Building and/or the Celebrity Square Area and shall not do, or permit anything to be done, or keep or permit anything to be kept in the Premises which would subject Landlord to any liability or responsibility for any personal injury or death or property damage, or which would result in the cancellation of, or limit the assertion of any defense by the insured, in whole or claims under any policy of insurance in respect of Landlord's Building, or the Celebrity Square Area. In the event that by reason of Tenant's acts or conduct of business there shall be an increase in the rate of insurance on Landlord's Building or the contents thereof, then Tenant hereby agrees to pay such increase.

In regard to the use and occupancy of the Premises, Tenant will at its expense: (a) keep the inside and outside of all glass in the doors and windows of the Premises clean; (b) keep all exterior store surfaces of the Premises clean; (c) replace promptly any cracked or broken glass of the Premises with glass of like grade and quality; (d) maintain the Premises in a clean, orderly and sanitary condition and free of insects, rodents, vermin and other pests, including cleaning, repairing or replacing as needed all floor covering within the public areas of the Premises; (e) keep any garbage, trash, rubbish or other refuse in rat-proof containers within the interior of the Premises until removed; (f) have such garbage, trash, rubbish and refuse removed on a daily basis; (g) keep all mechanical apparatus free of vibration and noise which may be transmitted beyond the Premises; (h) comply with all laws, ordinances, rules and regulations of governmental authorities and all recommendations of Landlord's fire insurance rating organization now or hereafter in effect; (i) comply with and observe all rules and regulations established by Landlord from time to time which apply generally to all nightclub tenants in the Celebrity Square Area; (j) conduct its business in all respects in a dignified manner in accordance with high standards of nightclub operation consistent with the quality of operation of the Celebrity Square Area as determined by Landlord; and (k) provide top quality live entertainment consistent with the terms of the Entertainment Rider attached hereto.

In regard to the use and occupancy of the Premises and the Common Areas, Tenant will not: (l) place or maintain any merchandise, trash, refuse or other articles in any vestibule or entry of the Premises, on the footwalks or corridors adjacent thereto or elsewhere on the exterior of the Premises so as to obstruct any driveway, corridor, footwalk, parking area, mail or any other Common Area; (m) use or permit the use of any objectionable advertising medium, such as, without limitation, loudspeakers, phonographs, public address systems, sound amplifiers, reception of radio or television broadcasts within the Celebrity Square, which is in any manner audible or visible outside of the Premises; (n) permit undue accumulations of or burn garbage, trash, rubbish or other refuse within or without the Premises; (o) cause or permit objectionable odors to emanate or to be dispelled from the Premises; (p) solicit business in the parking area or any other Common Area; (q) distribute handbills or other advertising matter to, in or upon any automobiles parked in the parking areas or in any other Common Area; (r) permit the parking of vehicles so as to interfere with the use of any driveway, corridor, footwalk, parking area, mall or other Common Areas; (s) receive or ship articles of any kind outside the designated loading areas for the Premises; (t) use the mall, corridor or any other Common Area adjacent to the Premises for the sale or display of any merchandise or for any other business, occupation or undertaking; (u) conduct any auction, fire or bankruptcy sale; (v) use or permit the use of any portion of the Premises for any unlawful purpose or for any activity of a type which is not generally considered appropriate; or (w) place a load upon any floor which exceeds the floor load which the floor was designed to carry.

TENANT /s/ MP      LANDLORD /s/ DPW

Tenant acknowledges that it is Landlord's intent that the Celebrity Square Area be operated in a manner which is consistent with the highest standards of decency and morals prevailing in the community which it serves. Toward that end, Tenant agrees that it will not operate or allow to be operated any event, entertainment or promotional activity considered to be "adult", lewd or suggestive, as defined in Schedule "F" attached hereto. Without limiting the generality of the foregoing, Tenant will not allow events, entertainment or activities such as wet t-shirt contests, mud wrestling or other similar type activity. Tenant's employees shall be dressed in attire considered to be in good taste and not provocative or suggestive. Tenant acknowledges that Landlord does not provide and has no responsibility for security within the Premises. Security within the Premises is solely the responsibility of Tenant.

8.2     Signs and Advertising

Tenant will not place or suffer to be placed or maintained on the exterior of the Premises or in any part of Landlord's Building any sign, advertising matter or any other thing of any kind, and will not place or maintain any decoration, letter or advertising matter on the glass of any window or door of the Premises or interior sign visible from outside the Premises without first obtaining Landlord's prior written approval. Tenant will, at its sole cost and expense, maintain such sign, decoration, lettering, advertising matter or other thing as may be permitted hereunder in good condition and repair at all times. Under no circumstances shall Tenant be permitted to place hand-lettered advertising on the exterior of the Premises or any glass of any window or door of the Premises. Notwithstanding the aforesaid, Tenant may utilize a hand lettered display board on the Premises which display board promotes daily food and drink specials provided said display board is tasteful in appearance and in accordance with the high quality of the operation of Celebrity Square.

8.3    Painting and Displays by Tenant

Tenant will not paint or decorate any part of the exterior of the Premises, or any part of the interior visible from the exterior thereof, without first obtaining Landlord's written approval.

8.4      Trash Removal

Tenant shall keep any garbage, trash, rubbish, or other refuse in rat-proof containers within the interior of the Premises. The procedure to be followed by Tenant in storing, disposing and removal of such refuse shall be in accordance with rules and regulations prescribed from time to time by Landlord.






                            ARTICLE IX
                     Repairs and Alterations

9.1   Repairs to be Made by Landlord

Landlord, at its expense, will make, or cause to be made structural repairs to exterior walls, structural columns and structural floor which collectively enclose the Premises (excluding, however, all doors, door frames, storefronts, windows and glass); provided Tenant shall give Landlord notice of the necessity for such repairs. Notwithstanding the foregoing, if the necessity for such repairs shall have arisen from or shall have been caused by the negligence or willful acts of Tenant, its agents, concessionaires, officers, employees, licensees, invitees or contractors, to the extent such damage is not covered by proceeds from hazard insurance actually maintained or required to be maintained by Landlord hereunder, Landlord may make or cause the same to be made, but shall not be obligated to do so, and Tenant agrees to pay to Landlord promptly upon Landlord's demand, as Additional Rental, the cost of such repairs, if made, with interest thereon at the Default Rate until paid. In the event Landlord elects not to make such repairs caused by Tenant's negligence, Landlord may require Tenant to make such repairs at Tenant's sole cost and expense.

TENANT /s/ MP                      LANDLORD /s/ DPW

9.2   Repairs to be Made by Tenant

All repairs to the Premises or any installations, equipment or facilities therein, other than those repairs required to be made by Landlord pursuant to
Section 9.1 or Section 14.1, shall be made by Tenant at its expense. Without limiting the generality of the foregoing, Tenant will keep the interior of the Premises, together with all electrical, plumbing, heating, ventilating, air-conditioning, and other mechanical installations therein (other than items to be repaired by Landlord pursuant to Section 9.1), in good order and repair and will make all replacements from time to time required thereto at its expense; and will surrender the Premises at the expiration of the Term or at such other time as it may vacate the Premises in as good condition as when received, excepting depreciation caused by ordinary wear and tear, damage by Casualty (other than such damage by Casualty which is caused by the negligence of Tenant, its agents, concessionaires, officers, employees, contractors, licensees or invitees, and which is not wholly covered by Landlord's hazard insurance policy), unavoidable accident or Act of God. Tenant will not overload the electrical wiring serving the Premises or within the Premises, and will install at its expense, subject to the provisions of Section 9.4, any additional electrical wiring which may be required in connection with Tenant's apparatus. Any damage or injury sustained by any person because of mechanical, electrical, plumbing or any other equipment or installations, whose maintenance and repair shall be the responsibility of Tenant shall be paid for by Tenant, and Tenant shall indemnify and hold Landlord harmless from and against all claims, actions, damages and liability in connection therewith, including but not limited to attorney's and other professional fees, and any other cost which Landlord might reasonably incur.

In the event the Premises (including the Premises' electrical, plumbing, heating, ventilating, air conditioning and other mechanical installations) are not properly maintained in a timely manner by Tenant, Landlord may provide such maintenance and/or perform such repairs as it deems necessary and Tenant agrees to pay to Landlord promptly upon Landlord's demand, as Additional Rental, the cost thereof with interest thereon at the Default Rate until paid.

9.3   Damage to Premises

Tenant will repair promptly at its expense any damage to the Premises, except those repairs required to be made by Landlord pursuant to Section 9.1 and
Section 14. 1, and, upon demand, shall reimburse Landlord as Additional Rental for the cost of the repair of any damage elsewhere in the Celebrity Square, caused by or arising from the installation or removal of property in or from the Premises, regardless of fault or by whom such damage shall be caused (unless caused by Landlord, its agents, employees or contractors). If Tenant shall fail to commence such repairs within five (5) days after notice to do so from Landlord, Landlord may make or cause the same to be made and Tenant agrees to pay to Landlord promptly upon Landlord's demand, as Additional Rental, the cost thereof with interest thereon at the Default Rate until paid.

9.4      Alterations by Tenant

Tenant will not make any alterations, renovations, improvements or other installations in excess of $ 25,000,00 in, on or to the Premises or any part thereof (including, without limitation, any alterations of the store front or signs, structural alterations, or any cutting or drilling into any part of the Premises or any securing of any fixture, apparatus, or equipment of any kind to any part of the Premises) unless and until Tenant shall have caused plans and specifications therefor to have been prepared, at Tenant's expense, by an architect or other duly qualified person and shall have obtained Landlord's approval thereof. If such approval is granted, Tenant shall cause the work described in such plans and specifications to be performed, at its expense, promptly, efficiently, competently and in a good and workmanlike manner by duly qualified or licensed persons or entities using first grade materials, without interference with or disruption to the operations of tenants or other occupants of the Celebrity Square. All such work shall comply with all applicable governmental codes, rules, regulations, and ordinances.

      TENANT /s/ MP                           LANDLORD/s/

9.5    Changes and Additions to Celebrity Square

Landlord reserves the right at any time and from time to time (a) to make or permit changes or revisions in its plan for the Celebrity Square or the Celebrity Square Area including additions to, subtractions from, rearrangements of, alterations of, modifications of or supplements to the building areas, walkways, parking areas, driveways or other Common Areas, (b) to construct other buildings or improvements in the Celebrity Square Area and to make alterations thereof or additions thereto and to build additional stories on any such building or buildings and to build adjoining same and (c) to make or permit changes or revisions in the Celebrity Square or the Celebrity Square Area, including additions thereto, and to convey portions of the Celebrity Square Area, including additions thereto, and to convey portions of the Celebrity Square Area to others for the purpose of constructing thereon other buildings or improvements, including additions thereto and alterations thereof. Notwithstanding anything contained in this Lease to the contrary, Landlord shall not materially impair the visibility of the Premises nor materially limit Tenant's access to the Premises or the motorcycle parking area.

9.6   Roof and Walls

Landlord shall have the exclusive right to use all or any part of the roof of the Premises for any purpose; to erect additional stories or other structure over all or any part of the Premises; to erect in connection with the construction thereof temporary scaffolds and other aids to construction on the exterior of the Premises, provided that access to the Premises shall not be denied; and to install, maintain, use, repair and replace within the Premises pipes, ducts, conduits, wires and all other mechanical equipment serving other parts of the Celebrity Square Area, the same to be in locations within the Premises as will not unreasonably deny Tenant's use thereof. Landlord may make any use it desires of the side or rear walls of the Premises, provided that such use shall not encroach on the interior of the Premises, and provided such encroachment does not materially impair the visibility of the storefront of the Premises nor materially limit Tenant's access to the Premises or the motorcycle parking area. Tenant agrees to give Landlord access to the Premises for the purposes of this Section 9.6.



                            ARTICLE X
                           Common Areas

10.1   Use of Common Areas

Landlord grants to Tenant and its agents, employees and customers a non-exclusive license to use the Common Areas in common with others during the Term, subject to the exclusive control and management thereof at all times by Landlord, the rights of the Landlord to designate up to 150 parking spaces for the exclusive use of another tenant from time to time, and subject, further, to the rights of Landlord set forth in Sections 9.5 and 10.2.

10.2  Management and Operation of Common Areas

Landlord will operate and maintain or will cause to be operated and maintained the Common Areas in a manner deemed by Landlord to be reasonable and appropriate and in the best interests of the Celebrity Square. Landlord will have the right (i) to establish, modify and enforce reasonable rules and regulations with respect to the Common Areas; (ii) to enter into, modify and terminate easement and other agreements pertaining to the use and maintenance of the parking areas and other Common Areas; (iii) Landlord reserves the right for non-exclusive parking for special events so long as such use does not materially adversely effect Tenant's business; (iv) to close all or any portion of said parking areas or other Common Areas to such extent as may, in the opinion of Landlord, be necessary to prevent a dedication thereof or the accrual of any rights to any person or to the public therein; (v) to close temporarily any or all portions of the Common Areas; (vi) to discourage non-customer parking; (vii) to do and perform such other acts in and to said areas and improvements as, in the exercise of good business judgment, Landlord shall determine to be advisable.

TENANT /s/ MP                     LANDLORD /s/ DPW

10.3   Employee Parking Areas

Notwithstanding any other provision of this Lease, Tenant and Tenant's employees shall park their cars only in areas specifically designated for this purpose by Landlord from time to time. Tenant further agrees that upon notice from Landlord, Tenant will within five (5) days furnish to Landlord the automobile license numbers assigned to Tenant's car and the cars of all of Tenant's employees. In the event that Tenant or any of Tenant's employees fail to park their cars in the designated parking areas, the Landlord may at its option charge the Tenant, and Tenant agrees to pay Landlord as additional rent the sum of Ten Dollars ($10.00) per day per car parked in any area other than those designated for Tenant and employee Parking as distinguished from public parking areas.

10.4      Tenant to Share Expense of Common Areas

In each Rental Year, Tenant will pay Landlord, as Additional Rental, the Annual Common Area Maintenance Fee. The Annual Common Area Maintenance Fee shall be paid by Tenant in monthly installments beginning on the Commencement Date. The Annual Common Area Maintenance Fee shall be adjusted annually for the Rental Year beginning January 1, 1998 and as of the first day of each Rental Year thereafter, in the same proportion as the Consumer Price Index for all Urban consumers published by the Bureau of Labor Statistics of the United States Department of Labor.

10.5 The term "Landlord's Operating Costs" shall mean all costs and expenses incurred by Landlord in operating and maintaining the Common Areas pursuant to Section 10.2 including all costs and expenses of operating, maintaining, repairing, lighting, signing, cleaning, painting, striping, policing any security of the Common Areas. Landlord's Operating Costs shall include, but not be limited to, cost of uniforms, equipment and employment taxes; alarm, systems; insurance, including, without limitation, liability insurance for personal injury, death and property damage, insurance against fire, extended coverage, theft or other casualties, workmen's compensation insurance covering personnel, fidelity bonds for personnel, insurance against liability for assault and battery, defamation and claims of false arrest occurring on and about the Common Areas, plate glass insurance for glass, if any, exclusively serving the Common Areas; maintenance of sprinkler systems serving the Common Areas; maintenance of sprinkler systems serving the Celebrity Square Area; removal of snow, ice, trash and debris; regulation of traffic including employee parking areas, tram systems and shuttles for employees and visitors; surcharges levied upon or assessed against parking spaces or areas, payments toward mass transit or car pooling facilities or otherwise as required by Federal, State or local governmental authorities; costs and expenses in connection with maintaining Federal, State or local governmental ambient air and environmental standards; the cost of any capital item purchased which reduces Landlord's Operating Costs (such cost to be amortized over the useful life of the item plus interest at the Default Rate); the cost of all materials, supplies and services purchased or hired therefor;. operation of public toilets and other project amenities; installing and renting of signs; fire protection; maintenance, repair and replacement of utility systems serving the Common Areas, including, but not limited to, water, sanitary sewer and storm water lines and other utility lines, pipes and conduits; costs and expenses of maintenance and repair to the roofs and plate glass, if any; costs and expenses of maintaining and operating sewage treatment facilities, if any; costs and expenses of inspecting and depreciation of machinery and equipment used in the operation, heating, cooling, ventilating and maintenance of the Common Areas, if any and personal property taxes and other charges incurred in connection with such equipment; costs and expenses of repair or replacement of paving, curbs, walkways, landscaping, drainage pipes, ducts, conduits and similar items, and lighting facilities; costs and expenses of planting, replanting and replacing flowers, shrubbery and planters; costs and expenses incurred in the rental of music program services and loudspeaker systems, if any, including furnishing electricity therefor; costs of providing light and power to the Common Areas; costs of providing energy to heat, ventilate and air-condition areas in which the Common Areas are located and the maintenance, repair and replacement of such equipment; cost of water services, if any, furnished by Landlord for the non-exclusive use of all tenants;

TENANT /s/ MP      LANDLORD /s/ DPW

parcel pick-up and delivery services; and administrative costs attributable to the Common Areas for on-site personnel, including the General Manager, Assistant General Manager, clerical, bookkeepers and other administrative personnel, cost associated with the operation of Celebrity Square ticket office or kiosk and management office including tickets, office equipment, office supplies and accounting supplies, reasonable allocation of expenses of off site personnel engaged in functions related to Landlord's Operating Costs (including accounting or bookkeeping services), and an overhead cost equal to five percent (5%) of the total Landlord's Operating Costs set forth above. Such costs and expenses shall not include depreciation (other than depreciation as above specified). Such costs shall not include salaries or expenses of Landlord's supervisory personnel unless located in or for Celebrity Square and devoting substantially full time to supervision of operations of Celebrity Square, including administration of the ticket office and sales therefrom. Notwithstanding the foregoing, such costs and expenses shall not include matters separately reimbursed under any other provision of this Lease.

                            ARTICLE XI
                    Marketing and Advertising

11.1 Marketing and Advertising Fund

Landlord will maintain a bank account, separate from all of its other bank accounts, into which Landlord shall deposit the Annual Marketing and Advertising Fund Contributions paid by Tenant pursuant to Section 11.2 as well as similar contributions which Landlord may receive from time to time from other tenants of the Celebrity Square Area (the aggregate of such funds on hand from time to time being referred to herein as the "Marketing and Advertising Fund"). The Marketing and Advertising Fund shall be used by Landlord to pay all costs and expenses associated with the formulation and carrying out of an ongoing program for the promotion of the Celebrity Square, which program may include, without limitation, special events, shows, displays, signs, marquees, decor, seasonal events, institutional advertising for the Celebrity Square Area and other activities within the Celebrity Square to attract customers; and to pay part of all costs and expenses when deemed beneficial for advertising arranged by Landlord on Tenant's behalf when Tenant's advertising is part of a Celebrity Square cooperative advertising event and the same right is provided to all other tenants within the Center. In addition, Landlord may use the Marketing and Advertising Fund to defray the costs of administration of the Marketing and Advertising Fund, including (without limitation) the salary of a promotion and advertising director and related administrative personnel, rent and insurance. Landlord shall not be responsible for the content of any advertising copy supplied by Tenant, and Tenant shall indemnify, hold harmless and defend Landlord from and against any actions, claims or demands of others arising out of the use of any such advertising copy. Upon reasonable notice, Landlord shall make available for Tenant's inspection, during normal business hours at Landlord's office, Landlord's records relating to the contributions to and disbursements from the Marketing and Advertising Fund. Tenant shall fully cooperate with Landlord and the other tenants of the Celebrity Square in promoting the use of such trade names and slogans as may be adopted for the Celebrity Square and in all promotional and advertising campaigns.

11.2 Tenant's Contribution to Marketing and Advertising Fund

In each Promotion Year, Tenant shall pay to Landlord the Annual Marketing and Advertising Fund Contribution. The Annual Marketing and Advertising Fund Contribution shall be paid by Tenant in monthly installments, with each installment being due on the first day of each month beginning on the Commencement Date. The Annual Marketing and Advertising Fund Contribution shall be adjusted annually as of the first day of each year beginning January 1, 1998 and each Promotion Year during the Term, in the same proportion as the Consumer Price Index for all Urban Consumers (U.S. City Average) published by the Bureau of Labor Statistics of the United States Department of Labor (the "Consumer Price Index") most recently reported as of such adjustment date bears to the Consumer Price Index reported for the first full calendar month of the Term, all such adjustments to be apportioned for

TENANT /s/ MP      LANDLORD /s/ DPW

fractional years. The Annual Marketing and Advertising Fund Contribution for any Promotion Year shall be prorated if Tenant opens the Premises for business after the commencement of any such Promotion Year. If during the Term the Consumer Price Index is changed or discontinued, Tenant and Landlord shall agree upon a comparable index, formula or other means of measurement of the relative purchasing power of the dollar and such substitute index, formula or other means shall be utilized in place of the Consumer Price Index as if it had been originally designated in this Lease.

11.3 (intentionally Deleted)

11.4 "Promotion Year" Defined

"Promotion Year" means each calendar year or portion thereof occurring during the Term.

11.5 (Intentionally Deleted)





                           ARTICLE XII
                            Utilities

12.1  Water, Electricity, Telephone, Sanitary Sewer and Air Conditioning.

Landlord will provide at points in or near the Premises the facilities necessary to enable Tenant to obtain for the Premises water, electricity, telephone and sanitary sewer service. Tenant shall not at any time over burden or exceed the capacity of the mains, feeders, ducts, conduits, or other facilities by which such utilities are supplied to, distributed in or serve the Premises. If Tenant desires to install any equipment which shall require additional utility facilities or utility facilities of a greater capacity than the facilities provided by Landlord, such installation shall be subject to Landlord's prior written approval of Tenant's plans and specifications therefor. If such installation is approved by Landlord and if Landlord provides such additional facilities to accommodate Tenant's installation, Tenant agrees to pay Landlord, on demand, the cost for providing such additional utility facilities or utility facilities of greater capacity.

Tenant shall pay for all water, sanitary sewer, electricity and telephone service required by or used by Tenant in the Premises. Landlord may supply any or all of the above-named services, except electricity and telephone service, to the Premises and Tenant agrees to pay Landlord in accordance with the terms of this Article XII and the Schedule(s) referred to herein. With respect to water and sanitary sewer, Tenant shall pay to Landlord therefore in accordance with the provisions of Section 12.2.

12.2 Water and Sewer Charges

Water and sanitary sewer service shall be supplied to the Celebrity Square by municipal utility or public companies serving the area in which the Celebrity Square is located.

12.3 Fire Protection Sprinkler System

The fire protection sprinkler system and sprinkler heads in the Premises shall be maintained by Tenant and shall remain the property of Landlord at the termination of this Lease. Any modifications or additions required to the existing sprinkler system within the Premises shall be at Tenant's sole cost and expense.

12.4 Discontinuances and Interruptions of Utility Services

Landlord reserves the right to cut off and discontinue, without notice to Tenant, furnishing any utility services furnished by Landlord at any time when Tenant has failed to pay timely any amount (whether as Rental or otherwise) due under this Lease. Landlord shall not be liable for any damages resulting from or arising out of

     TENANT /s/ MP           LANDLORD /s/ DPW

any such discontinuance and the same shall not constitute a termination of this Lease or an eviction of Tenant. Landlord shall not be liable to Tenant in damages or otherwise (i) if any utility shall become unavailable from any public utility company, public authority or any other person or entity (including Landlord) supplying or distributing such utility, or (ii) for any interruption in any utility service caused by the making of any necessary repairs or improvements or by any cause beyond Landlord's reasonable control, and the same shall not constitute a termination of this Lease or an eviction of Tenant.

12.5    Landlord's Right to Alter Utilities

Landlord, at its sole discretion, reserves and shall at all times, have the right to alter utilities and equipment serving the Celebrity Square and Tenant agrees to execute and deliver to Landlord without delay such documentation as may be required to effect such alteration.

Landlord reserves the right, without any liability to Tenant and without affecting Tenant's covenants and obligations hereunder, to stop or interrupt or reduce any of the services listed in this Section or to stop or interrupt or reduce any other services, required of Landlord under this Lease, whenever and for so long as may be necessary, by reason of (i) accidents, emergencies, strikes or the occurrence of any of the other events of force majeure, (ii) the making of repairs or changes which Landlord is required or is permitted by this Lease or by law to make or in good faith deems necessary, (iii) difficulty in securing proper supplies of fuel, steam, water, electricity, or
(iv) any other cause beyond Landlord's reasonable control, whether similar or dissimilar to the foregoing. Landlord does not warrant that the services provided for in this Lease will be free from interruption or stoppage resulting from the above causes, and specifically no reduction, interruption or stoppage of any such services for any reason, shall ever be construed as an eviction of Tenant nor shall the same cause any abatement of the rent payable hereunder or in any manner or for any purpose relieve Tenant from any of Tenant's obligations hereunder, and in any event, Landlord shall not be liable for any loss, cost or damage, direct or consequential, of any nature arising in connection with interruption or stoppage of any of such services or for any damage to persons or property resulting therefrom; provided, however, Landlord agrees to use reasonable diligence to resume the service or to cause the same to be resumed.

                           ARTICLE XIII
                     Indemnity and Insurance

13.1 Indemnity by Tenant

Tenant assumes full responsibility for the Premises and shall indemnity, hold harmless and defend Landlord, its agents, servants and employees from and against any and all claims, actions, damages, liabilities and expenses, including, but not limited to, attorney's and other professional fees and defense costs, (i) arising from any loss of life, personal injury and/or damage to any person or property occurring in, on, or about the Premises or
(ii) arising from any loss of life, personal injury and/or damage to any person or property occurring outside of the Premises and resulting from any act, omission, or negligence of Tenant, its contractors, licensees, agents or employees, in whole or in part, except to the extent that such injury or damage is attributable to the negligent acts or omissions of Landlord.

13.2  Landlord Not Responsible for Acts of Others

Landlord shall not be responsible or liable to Tenant, or to those claiming by, through or under Tenant, for any loss or damage which may be occasioned by or through the acts or omissions of persons occupying space adjoining the Premises or any part of the premises adjacent to or connecting with the Premises or any other part of the Celebrity Square, or otherwise, or for any loss or damage resulting to Tenant, or those claiming by, through or under Tenant, or its or their property, from the breaking, bursting, stoppage or leaking of electrical cable and wires, and water, gas, sewer or steam pipes. To the maximum extent permitted by law, Tenant agrees to use and occupy the Premises and to use such other portions of the Celebrity Square as Tenant is herein given the right to use, at Tenant's own risk.

13.3 Tenant's Insurance

At all times after the execution hereto, the Tenant shall carry or cause to be carried at its expense non-deductible worker's compensation insurance in the amount required by applicable statutes and policies of insurance against public liability and property damage, including, without limitation, commercial general liability, employer's liability, employee's vehicle liability coverages and insurance against assumed or contractual liability under this Lease (collectively the "Tenant's Liability Insurance") specifically naming the Landlord, as an additional insured, with a combined single limit of at least $2,000,000.00.

Tenant's Liability insurance shall also include any specific coverages that Landlord requires due to the specific nature of Tenant's use of Premises (i.e., "dram shop" or liquor liability" coverage for a Tenant whose allowable use includes the sale of alcoholic beverages).

13.4 Tenant's Contractor's Insurance

Tenant shall require any contractor performing work on the Premises to carry and maintain, at no expense to Landlord, non-deductible policies of insurance in the same manner as Tenant is required under 13.3.

13.5 Policy Requirements

The company or companies writing any insurance which Tenant and/or Tenant's contractor is required to carry and maintain or cause to be carried or maintained pursuant to Sections 13.3 and 13.4 as well as the form of such insurance shall at all times be subject to Landlord's approval and any such company or companies shall be licensed to do business in the State of South Carolina and have a Best rating or at least B+. Public liability and all-risks property and casualty insurance policies evidencing such insurance shall name Landlord and any other entities designated by Landlord as additional insureds and shall also contain a provision by which the insurer agrees that such policy shall not be canceled except after thirty (30) days' written notice to Landlord or its designee. Each such policy, or a certificate thereof, shall be deposited with Landlord by Tenant promptly upon commencement of Tenant's obligation to procure the same. If Tenant shall fail to perform any of its obligations under Sections 13.3, 13.4, or 13.5, Landlord may perform the same and the cost of same together with Landlord's administrative costs shall be deemed Additional Rental and shall be payable upon Landlord's demand.

13.6 Increase in Insurance Premiums

Tenant will not do or suffer to be done, or keep or suffer to be kept, anything in, upon or about the Premises which will violate Landlord's policies of hazard or liability insurance or which will prevent Landlord from procuring such policies in companies acceptable to Landlord. If anything done, omitted to be done or suffered by Tenant to be kept in, upon or about the Premises shall cause the rate of fire or other insurance on the Premises or on other property of Landlord or of others within the Celebrity Square to be increased beyond the minimum rate from time to time applicable to the Premises or to any such property for the use or uses made thereof, Tenant will pay, as Additional Rental, the amount of any such increase upon Landlord's demand.

13.7 Waiver of Right of Recovery

Neither Landlord nor Tenant shall be liable to the other party or to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage to any building, structure or other tangible property or liability for personal injury, or losses under workmen's compensation laws and benefits, even though such loss or damage might have been occasioned by the negligence of such

TENANT /s/ MP           LANDLORD /s/ DPW

party, its agents or employees. However, if by reason of the foregoing waiver, either party shall be unable to obtain any such insurance, such waiver shall be deemed not to have been made by such party.

13.8 Tenant to Pay Proportionate Share of Insurance Costs

In each Rental Year Tenant shall pay Landlord, as Additional Rental, a proportionate share of Landlord's cost of maintaining all insurance with respect to Landlord's Building, including, without limitation, all-risks property and casualty insurance, flood insurance and rent insurance. Such insurance may be carried at the discretion of Landlord in such amounts and companies as Landlord shall determine.

Tenant's proportionate share of such costs for any Rental Year shall be computed by multiplying Landlord's insurance costs for the Rental Year in question by a fraction, the numerator of which shall be Tenant's Floor Area, and the denominator of which shall be Landlord's Floor Area. Such proportionate share shall be paid by Tenant in monthly installments in such amounts as are estimated and billed by Landlord during each twelve (12) month period commencing and ending on dates designated by Landlord, each installment being due on the first day of each calendar month. If at any time during such twelve (12) month period, it shall appear that Landlord has underestimated Tenant's proportionate share of Landlord's insurance costs for such twelve
(12) month period, Landlord may re-estimate Tenant's proportionate share of Landlord's insurance costs and may bill Tenant for any deficiency which may have accrued during such twelve (12) month period and thereafter the monthly installment payable by Tenant shall also be adjusted. Within six (6) months, or such reasonable time (in Landlord's determination) after the end of each such twelve (12) month period, Landlord shall deliver to Tenant a statement of such insurance costs for such twelve (12) month period. Any overpayment or deficiency in Tenant's payment of its proportionate share of such insurance costs shall be adjusted between Landlord and Tenant, and Tenant shall pay Landlord or Landlord shall credit to Tenant's account or (if such adjustment is at the end of the Term) pay Tenant, as the case may be, within thirty (30) days of receipt of such statement, such amounts as may be necessary to effect such adjustment. Upon reasonable notice, Landlord shall make available for Tenant's inspection at Landlord's office during normal business hours, Landlord's records relating to such insurance costs for such preceding twelve
(12) month period. The failure of Landlord to provide the statement called for hereunder within the time prescribed shall not relieve Tenant of its obligations hereunder.

13.9   Tenant's Failure to Comply.

If Tenant fails to comply with the foregoing requirements relating to insurance, Landlord may obtain such insurance and Tenant shall pay to Landlord immediately on demand the premium cost thereof.

13.10 (Intentionally Deleted)

                           ARTICLE XIV
                      Damage and Destruction

14.1  Landlord's Obligation to Repair and Reconstruct

If the Premises shall be damaged by fire, the elements, accident or other casualty (any of such causes being referred to herein as a "Casualty"), but the Premises shall not be thereby rendered wholly or partially untenantable, Landlord shall promptly cause such damage to be repaired and there shall be no abatement of Rental. If, as the result of Casualty, the Premises shall be rendered wholly or partially untenantable, then, subject to the provisions of
Section 14.2, Landlord shall cause such damage to be repaired and, provided such damage is not caused by the negligence of Tenant, its agents, concessionaires, officers, employees, contractors, licensees or invitees, all Rental (other than any Additional Rental due Landlord by reason of Tenant's failure to perform any of its obligations hereunder) shall be abated proportionately as to the portion of the Premises rendered untenantable

TENANT /s/ MP           LANDLORD /s/ DPW

during the period of such untenantability. All such repairs shall be made at the expense of the Landlord, subject to Tenant's responsibilities set forth herein. Landlord shall not be liable for interruption to Tenant's business or for damage to or replacement or repair of Tenant's personal property (including, without limitation, inventory, trade fixtures, floor coverings, furniture and other property removable by Tenant under the provisions of this Lease) or to any leasehold improvements installed in the Premises, all of which damage, replacement or repair shall be undertaken and completed by Tenant promptly.

14.2   Landlord's Option to Terminate Lease

If the Premises are (a) rendered wholly untenantable, or (b) damaged as a result of any cause which is not covered by Landlord's insurance or (c) damaged or destroyed in whole or in part during the last three (3) years of the Term, or if Landlord's Building is damaged to the extent of fifty percent (50%) or more of Landlord's Floor Area, then, in any of such events, Landlord may elect to terminate this Lease by giving to Tenant notice of such election within ninety (90) days after the occurrence of such event. If such notice is given, the rights and obligations of the parties shall cease as of the date of such notice, and Rental (other than any Additional Rental due Landlord by reason of Tenant's failure to perform any of its obligations hereunder) shall be adjusted as of the date of such termination.

14.3 Demolition of Landlord's Building

If Landlord's Building shall be so substantially damaged that it is reasonably necessary, in Landlord's judgment, to demolish such Building for the purpose of reconstruction, Landlord may demolish the same in which event the Rental shall be abated to the same extent as if the Premises were rendered untenantable by a Casualty.

14.4 Insurance Proceeds

If Landlord does not elect to terminate this Lease pursuant to Section 14.2, Landlord shall, subject to the prior rights of any Mortgagee, disburse and apply any insurance proceeds received by Landlord to the restoration and rebuilding of Landlord's Building in accordance with Section 14.1 hereof. All insurance proceeds payable with respect to the Premises (excluding proceeds payable to Tenant pursuant to Section 13.3) shall belong to and shall be payable to Landlord.

                            ARTICLE XV
                           Condemnation

15.1   Effect of Taking

If the whole or any part of the Premises shall be taken under the power of eminent domain, this Lease shall terminate as to the part so taken on the date Tenant is required to yield possession thereof to the condemning authority. Landlord shall make such repairs and alterations as may be necessary in order to restore the part not taken to useful condition and all Rental (other than any Additional Rental due Landlord by reason of Tenant's failure to perform any of its obligations hereunder) shall be reduced in the same proportion as the portion of the Floor Area of the Premises so taken bears to Tenant's Floor Area. If the aforementioned taking renders the remainder of the Premises unsuitable for the Permitted Use, either party may terminate this Lease as of the date when Tenant is required to yield possession by giving notice to that effect within thirty (30) days after such date. If twenty percent (20%) or more of Landlord's Floor Area in the Celebrity Square Area is taken as aforesaid, Landlord may elect to terminate this Lease as of the date on which possession thereof is required to be yielded to the condemning authority, by giving notice of such election within ninety (90) days after such date. If any notice of termination is given pursuant to this Section, this Lease and the rights and obligations of the parties hereunder shall cease as of the date of such notice and Rental (other than any Additional Rental due Landlord by reason of Tenant's failure

TENANT /s/ MP    LANDLORD /s/ DPW

to perform any of its obligations hereunder) shall be adjusted as of the date of such termination.

15.2   Condemnation Awards

All compensation awarded for any taking of the Premises or the Celebrity Square Area or any interest in either shall belong to and be the property of Landlord, Tenant hereby assigning to Landlord all rights with respect thereto; provided, however, nothing contained herein shall prevent Tenant from applying for reimbursement from the condemning authority (if permitted by law) for moving expenses, or the expense of removal of Tenant's trade fixtures, or loss of Tenant's business good will, but if and only if such action shall not reduce the amount of the award or other compensation otherwise recoverable from the condemning authority by Landlord or the owner of the fee simple estate in the Celebrity Square Area.

                           ARTICLE XVI
                    Assignments and Subletting

16.1   Landlord's Consent Required

Tenant will not assign this Lease, in whole or in part, nor sublet all or any part of the Premises, nor license concessions or lease departments therein, nor pledge or secure by mortgage or other instruments this Lease, without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld. This prohibition includes, without limitation, (i) any subletting or assignment which would otherwise occur by operation of law, merger, consolidation, reorganization, transfer or other change of Tenant's corporate or proprietary structure; (ii) an assignment or subletting to or by a receiver or trustee in any Federal or State bankruptcy, insolvency, or other proceedings; (iii) the sale, assignment or transfer of all or substantially all of the assets of Tenant, with or without specific assignment of Lease; or
(iv) the change in control in a partnership. Consent by Landlord to any assignment or subletting shall not constitute a waiver of the requirement for such consent to any subsequent assignment or subletting, nor shall such consent be deemed to release Tenant or any Guarantor from liability under this Lease except to the extent such consent specifically provides in writing. Tenant shall pay to Landlord, as Additional Rental, the sum of Five Hundred and No/100 Dollars ($500.00) to cover Landlord's administrative costs, overhead and counsel fees, plus all out-of-pocket expenses, in connection with such assignment or subletting consented to by Landlord and any and all additional costs and expenses incurred hereunder. The parties of this Lease agree that it shall be deemed to be reasonable under this Lease and under applicable law for Landlord to withhold consent to an assignment of the Lease or the subletting of the Premises where one or more of the following apply:

(i) The transferee is a character or reputation or engaged in a business which is not consistent with the quality of operation of the Celebrity Square Area or would be a significantly less prestigious occupant of the Premises than Tenant.

(ii) The transferee is not a party of at least equivalent credit-worthiness as the Tenant.

(iii) The transferee is not a party with at least equivalent experience in operating an EasyRider Cafe.


16.2  Transfer of Corporate Shares

If Tenant is a corporation or is a partnership with a corporate general partner that controls a majority interest or voting control of the partnership (other than a corporation the outstanding voting stock of which is listed on a "national securities exchange", as defined in the Securities Exchange Act of
1934) and if at any time after execution of this Lease any part or all of the corporate shares shall be transferred by sale, assignment, bequest, inheritance, operation of law or other

TENANT /s/ MP                    LANDLORD /s/ DPW

disposition (including, but not limited to, such a transfer to or by a receiver or trustee in Federal or State bankruptcy, insolvency, or other proceedings) so as to result in a change in the present control of said corporation by the person or persons now owning a majority of said corporate shares, Tenant shall give Landlord notice of such event within fifteen (15) days from the date of such transfer. In such event and whether or not Tenant has given such notice, Landlord may elect to terminate this Lease at any time thereafter by giving Tenant notice of such election, in which event this Lease and the rights and obligations of the parties hereunder shall cease as of a date set forth in such notice. In the event of any such termination, all Rental (other than any Additional Rental due Landlord resulting from Tenant's failure to perform any of its obligations hereunder) shall be adjusted as of the date of such termination.

16.3     Acceptance of Rent from Transferee

The acceptance by Landlord of the payment of Rental following any assignment or other transfer prohibited by this Article shall not be deemed to be a consent by Landlord to any such assignment or other transfer nor shall the same be deemed to be a waiver of any right or remedy of Landlord hereunder.

                           ARTICLE XVII
                             Default

17.1     "Event of Default" Defined

Any one or more of the following events shall constitute an "Event of Default":

(a) The sale of Tenant's interest in the Premises under attachment, execution or similar legal process; or if Tenant is adjudicated a bankrupt or insolvent under any State bankruptcy or insolvency law or an order for relief is entered against Tenant under the Federal Bankruptcy Code and such adjudication or order is not vacated within ten (10) days.

(b) The commencement of a case under any chapter of the Federal Bankruptcy Code by or against Tenant or any guarantor of Tenant's obligations hereunder, or the filing of a voluntary or involuntary petition proposing the adjudication of Tenant or any guarantor a bankrupt or insolvent, or the reorganization of Tenant or any such guarantor, or an arrangement by Tenant or any guarantor with its creditors, unless the petition is filed or case commenced by a party other than Tenant or any such guarantor and is withdrawn or dismissed within thirty (30) days after the date of its filing.

(c) The admission in writing by Tenant or any guarantor of Tenant's obligations hereunder of its inability to pay its debts when due.

(d) The appointment of a receiver or trustee for the business or property of Tenant or any guarantor of Tenant's obligations hereunder, unless such appointment shall be vacated within ten (10) days of its entry,

(e) The making by Tenant or any guarantor of Tenant's obligations hereunder of an assignment for the benefit of its creditors, or if in any other manner. Tenant's interest in this Lease shall pass to another by operation of law.

(f) The failure of Tenant to pay any Rental or other sum of money within seven (7) days after the same is due hereunder. Tender of Rentals due after legal action has been commenced against Tenant for non-payment of Rental shall not be a defense to such action.

(g) Default by Tenant in the performance or observance of any covenant or agreement of this Lease (other than a default involving the payment of money), which default is not cured within ten (10) days after the giving of notice thereof by Landlord, unless such default is of such nature that it cannot be cured within such ten (10) day period, in which case no Event of

TENANT /s/ MP                         LANDLORD /s/ DPW

Default shall occur so long as Tenant shall commence the curing of the default within such ten (10) day period and shall thereafter diligently prosecute the curing of same; provided, however, if Tenant shall default in the performance of any such covenant or agreement of this Lease two (2) or more times in any twelve (12) month period, that notwithstanding such defaults have each been cured by Tenant, any further similar default shall be deemed an Event of Default without the ability for cure.

(h) The vacating or abandonment of the Premises by Tenant at any time during the Term of this Lease or closing the Premises as a retail sales store for a period in excess of thirty (30) days unless such closing is for the purpose of renovation, repair or permitted alterations.

(j) The occurrence of any other event described as constituting an "Event of Default" elsewhere in this Lease.

17.2    Remedies

Upon the occurrence and continuance of an Event of Default, Landlord, without notice to Tenant in any instance (except where expressly provided for below) may:

(a) With such judicial process as may be required by law, enter the Premises and take possession of any and all goods, inventory, equipment, fixtures and all other personal property of Tenant situated in the Premises without liability for trespass or conversion, and may sell all or any part thereof at public or private sale. Tenant agrees that five (5) days notice of any public sale and five (5) days prior notice of the date after which any private sale shall be held shall constitute reasonable notice. The proceeds of any such sale shall be applied, first, to the payment of all costs and expenses of conducting the sale or caring for or storing said property, including all attorneys' fees; second, toward the payment of any indebtedness, including (without limitation) indebtedness for Rental, which may be or may become due from Tenant to Landlord; and third, to pay the Tenant, on demand in writing, any surplus remaining after all indebtedness of Tenant to Landlord has been fully paid.

(b) With such judicial process as may be required by law, perform, on behalf and at the expense of Tenant, any obligation of Tenant under this Lease which Tenant has failed to perform and of which Landlord shall have given Tenant notice, the cost of which performance by Landlord, together with interest thereon at the Default Rate from the date of such expenditure, shall be deemed Additional Rental and shall be payable by Tenant to Landlord upon demand.

(c) Elect to terminate this Lease and the tenancy created hereby by giving notice of such election to Tenant, and may with judicial process reenter the Premises, and may remove Tenant and all other persons (if Tenant is still in possession) and property from the Premises, and may store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant and without Landlord being deemed guilty of trespass or becoming liable for any loss or damage occasioned thereby.

(d) Exercise any other legal or equitable right or remedy which it may have.

Notwithstanding the provisions of clause (b) above and regardless of whether an Event of Default shall have occurred, Landlord may exercise the remedy described in clause (b) without any notice to Tenant if Landlord, in its good faith judgment, believes it would be injured by failure to take rapid action or if the unperformed obligation of Tenant constitutes an emergency.

Any reasonable costs and expenses incurred by Landlord (including attorneys' fees) in enforcing any of its rights or remedies under this Lease shall be deemed to be Additional Rental and shall be repaid to Landlord by Tenant upon demand.

TENANT /s/ MP                      LANDLORD /s/ DPW

17.3   Damages

If Tenant's right of possession under this Lease is terminated by Landlord pursuant to Section 17.2, Tenant nevertheless shall remain liable for any Rental and damages which may be due or sustained by Landlord and all reasonable costs, fees and expenses including, but not limited to, attorneys' fees, costs and expenses incurred by Landlord in pursuit of its remedies hereunder, or in renting the Premises to others from time to time and additional damages which shall be an amount or amounts equal to the Rental which, but for termination of Tenant's rights of possession under this Lease, would have become due during the remainder of the Term, less the amount or amounts of rental, if any, which Landlord shall receive during such period from others to whom the Premises may be rented (other than any Additional Rental received by Landlord as a result of any failure of such other person to perform any of its obligations to Landlord).

If this Lease is terminated pursuant to Section 17.2, Landlord may relet the Premises or any part thereof, alone or together with other premises, for such term or terms (which may be greater or less than the period which otherwise would have constituted the balance of the Term) and on such terms and conditions (which may include concessions or free rent and alterations of the Premises) as Landlord, in its absolute discretion, may determine, but Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished by reason of, any failure by Landlord to relet the Premises or any failure by Landlord to collect any rent due upon such reletting.

17.4 Assignment in Bankruptcy

In the event of an assignment by operation of law under the Federal Bankruptcy Code, or any State bankruptcy or insolvency law and Landlord elects not to terminate or is stayed from termination of Tenant's rights of possession under this Lease, the assignee shall provide Landlord with adequate assurance of future performance of all of the terms, conditions and covenants of the Lease, which shall include, but which shall not be limited to, assumption of all the terms, covenants and conditions of the Lease by the assignee and the making by the assignee of the following express covenants to Landlord:

(a) That assignee has sufficient capital to pay the Rental and other charges due under the Lease for the entire Term; and

(b) That Annual Percentage Rental due under the Lease will not decline substantially from the highest Annual Percentage Rental paid by Tenant prior to such bankruptcy or insolvency proceedings; and

(c) That assumption of the Lease by the assignee will not cause Landlord to be in violation or breach of any provision in any other lease, financing agreement or operating agreement relating to the Celebrity Square; and

(d) That such assignment and assumption by the assignee will not substantially disrupt or impair any existing tenant mix in the Celebrity Square.

                          ARTICLE XVIII
                   Subordination and Attornment

18.1   Subordination

Unless a Mortgagee (as hereinafter defined) shall otherwise elect as provided in section 18.2, Tenant's rights under this Lease are and shall remain subject and subordinate to the operation and effect of

(a) any lease of land only or of land and buildings in a sale-leaseback transaction involving the Premises, or

(b) any mortgage, deed of trust or other security instrument constituting a mortgage lien upon the Premises,

TENANT /s/ MP                LANDLORD /s/ DPW

whether the same shall be in existence at the date hereof or created hereafter, any such lease, mortgage, deed of trust or other security instrument being referred to herein as a "Mortgage" and the party or parties having the benefit of the same, whether as lessor, mortgagee, trustee or noteholder, being referred to herein as "Mortgagee". Tenant's acknowledgment and agreement of subordination provided for in this Section is self-operative and no further instrument of subordination shall be required; however, Tenant shall execute such further assurances thereof as shall be requisite or as may be requested from time to time by Landlord or a Mortgagee.

Notwithstanding any other provisions of this Lease to the contrary, no subordination of this Lease and no obligation of Tenant to attorn shall be effective unless the Mortgagee delivers to Tenant a binding written undertaking enforceable by and for the benefit of Tenant under applicable law, that this Lease and Tenant's rights hereunder shall continue undisturbed while Tenant is not in default beyond express periods for cure.

18.2.   Mortgagee's Unilateral Subordination

If a Mortgagee shall so elect by notice to Tenant or by the recording of unilateral declaration of subordination, this Lease and Tenant's rights hereunder shall be superior and prior in right to the Mortgage of which such Mortgagee has the benefit, with the same force and effect as if this Lease had been executed, delivered and recorded prior to the execution, delivery and recording of such Mortgage, subject, nevertheless, to such conditions as may be set forth in any such notice or declaration.

18.3   Attornment

If any person shall succeed to all or part of Landlord's interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, and if so requested or required by such successor in interest, Tenant shall attorn to such successor in interest and shall execute such agreement in confirmation of such attornment as such successor in interest shall reasonably request; provided that any such successor in interest shall be deemed by reliance on this Section 18.3 to have agreed that it shall not disturb possession by Tenant of the Premises except as provided in this Lease and such successor in interest will acknowledge such non-disturbance agreement in any confirmation of attornment as it requests.






                           ARTICLE XIX
                             Notices

19.1    Sending of Notices

Any notice, request, demand, approval or consent given or required to be given under this Lease shall be in writing and shall be deemed to have been given as follows:

(i) If intended for Landlord, on the third day following the day on which the same shall have been mailed by United States registered or certified mail, return receipt requested, with all postage charges prepaid, addressed to Landlord at each of the following address: Burroughs & Chapin Company, Inc., 2411 Oak Street, Myrtle Beach, South Carolina 29577; with a copy to Landlord's management office in the Celebrity Square, except that payment of Rental and sales reports shall be delivered to Landlord's main office.

(ii) If intended for Tenant, the third day following the day on which the same shall have been mailed by the United States registered or certified mail, return receipt requested, with all postal charges prepaid, addressed to Tenant at the Tenant Notice Address with a copy to the Premises.

TENANT /s/ MP       LANDLORD /s/ DPW

Either party may, at any time, change its Notice Address and for the above purposes by sending a notice to the other party stating the change and setting forth the new address.

19.2    Notice to Mortgagees

If any Mortgagee shall notify Tenant that it is the holder of a Mortgage affecting the Premises, no notice, request or demand thereafter sent by Tenant to Landlord shall be effective unless and until a copy of the same shall also be sent to such Mortgagee in the manner prescribed in Section 19.1 and to such address as such Mortgagee shall designate.

                            ARTICLE XX
                         Quiet Enjoyment

20.1   Warranty

Landlord warrants that it has full right and authority to lease the Premises upon the terms and conditions herein set forth; and the Tenant shall peacefully and quietly hold and enjoy the Premises for the full Term hereof so long as it does not default in the performance of any of its covenants hereunder.

                           ARTICLE XXI
                          Miscellaneous

21.1   Retail Restriction Limit

Except for a sales and service store which store sells Easy Rider apparel and other merchandise (and does not contain restaurant, bar or cafe)Tenant agrees that Tenant (and if Tenant is a corporation or partnership, its officers, directors, stockholders, any affiliates or partners) shall not, directly or indirectly, operate, manage or have any interest in any other store (unless in operation on the date of this Lease) or business which is similar to or in competition with the Permitted Use within the Retail Radius Restriction except in other properties owned and/or operated by Landlord.

'21.2   Estoppel Certificates

At any time and from time to time, within ten (10) days after Landlord shall request the same, Tenant will execute, acknowledge and deliver to Landlord and to such Mortgagee or other party as may be designated by Landlord, a certificate in the acceptable form with respect to the matters required by such party and such other matters relating to this Lease or the status of performance of obligations of the parties hereunder as may be reasonably requested by Landlord. In the event that Tenant falls to provide such certificate within ten (10) days after request therefor by Landlord, Tenant shall be deemed to have approved the contents of any such certificate submitted to Tenant by Landlord and Landlord is hereby authorized to so certify. Said certificate shall be considered delivered to the Landlord and Mortgagee or other designated party when it has been transmitted in accordance with Section 19.1 of this Lease. Any Guarantor of this Lease shall be obliged to deliver said certificates as outlined above.

21.3   Inspections and Access by Landlord

Tenant will permit Landlord, its agents, employees and contractors to enter all parts of the Premises during Tenant's business hours to inspect the same and to enforce or carry out any provision of this Lease, including, without limitation, any access necessary for the making of any repairs which are Landlord's obligation hereunder; provided that, in an emergency situation, such access shall be at any time upon Landlord's oral request.

21.4    Memorandum of Lease

TENANT /s/ MP                        LANDLORD /s/ DPW

This Lease shall not be recorded.

The parties hereby agree that, upon the request of either party, each will execute, acknowledge and deliver a short form or memorandum of this Lease in recordable form. Recording, filing and like charges and any stamp, charge for recording, transfer or other tax shall be paid by the Tenant. In the event of termination of this Lease, within thirty (30) days after written request from Landlord, Tenant agrees to execute, acknowledge and deliver to Landlord an agreement removing such short form of lease from record. If Tenant fails to execute such agreement within said thirty (30) day period or fails to notify Landlord within said thirty (30) day period of its reasons for refusing to execute such agreement, Landlord is hereby authorized to execute and record such agreement removing the short form of lease from record. These provisions shall survive any termination of this Lease.

21.5    Remedies Cumulative

No reference to any specific right or remedy shall preclude Landlord from exercising any other right or from having any other remedy or from maintaining any action to which it may otherwise be entitled at law or in equity. No failure by Landlord to insist upon the strict performance of any agreement, term, covenant or condition hereof, or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach, agreement, term, covenant or condition. No waiver by Landlord of any breach by Tenant under this Lease or of any breach by any other tenant under any other lease of any portion of the Celebrity Square shall affect or alter this Lease in any way whatsoever.

21.6    Successors and Assigns

This Lease and the covenants and conditions herein contained shall inure to the benefit of and be binding upon Landlord, its successors and assigns, and shall be binding upon Tenant, its successors and assigns and shall inure to the benefit of Tenant and only such assigns of Tenant to whom the assignment of this Lease by Tenant has been consented to by Landlord. Upon any sale or other transfer by Landlord of its interest in the Premises, Landlord shall be relieved of any obligations under this Lease occurring thereafter.



21.7    Compliance with Laws and Regulations

Tenant, at its sole cost and expense, shall comply with and shall cause the Premises to comply with (a) all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, and ordinances affecting the Premises or any part thereof, or the use thereof, including, but not limited to, those which require the making of any structural, unforeseen or extraordinary changes, whether or not any such statutes, laws, rules, orders, regulations or ordinances which may be hereafter enacted involve a change of policy on the part of the governmental body enacting the same, and
(b) all rules, orders and regulations of the National Board of Fire Underwriters or Landlord's fire insurance rating organization or other bodies exercising similar functions in connection with the prevention of fire or the correction of hazardous conditions which apply to the Premises.

21.8      Captions and Headings

The Article and Section captions and headings are for convenience of reference only and in no way shall be used to construe or modify the provisions set forth in this Lease.

21.9      Joint and Several Liability

If two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each such individual, corporation, partnership or other business association to pay rent and perform all other obligations hereunder shall be deemed

TENANT /s/ MP                LANDLORD /s/ DPW

to be joint and several, and all notices, payments and agreements given or made by, with or to any one of such individuals, corporations, partnerships or other business associations shall be deemed to have been given or made by, with or to all of them. In like manner, if Tenant shall be a partnership or other business association, the members of which are, by virtue of statute or federal law, subject to personal liability, the liability of each member shall be joint and several.

21.10    Broker's Commission

Each of the parties represents and warrants that there are no claims for brokerage commissions or finders' fees in connection with the execution of this Lease, and agrees to indemnify the other against, and hold it harmless from, all liability arising from any such claim based on the alleged act or representation of such party, including, without limitation, the cost of counsel fees in connection therewith.

21.11    No Discrimination

It is intended that the Celebrity Square shall be developed so that all prospective tenants thereof, and all customers, employees, licensees and invitees of all tenants shall have the opportunity to obtain all the goods, services, accommodations, advantages, facilities and privileges of the Celebrity Square without discrimination because of race, creed, color, sex, age, national origin or ancestry. To that end, Tenant shall not discriminate in the conduct and operation of its business in the Premises against any person or group of persons because of the race, creed, color, sex, age, national origin or ancestry of such person or group of persons.

21.12    No Joint Venture

Any intention to create a joint venture or partnership relation between the parties hereto is hereby expressly disclaimed. The provisions of this Lease in regard to the payment by Tenant and the acceptance by Landlord of a percentage of admissions sales or Gross Sales of Tenant and others is a reservation for rent for the use of the Premises.

21.13    No Option

The submission of this Lease for examination does not constitute a reservation of or option for the Premises, and this Lease shall become effective only upon execution and delivery thereof by both parties.

21.14   No Modification

This writing is intended by the parties as a final expression of their agreement and as a complete and exclusive statement of the terms thereof, all negotiations, considerations and representations between the parties having been incorporated herein. No course of prior dealings between the parties or their officers, employees, agents or affiliates shall be relevant or admissible to supplement, explain or vary any of the terms of this Lease. Acceptance of, or acquiescence in, a course of performance rendered under this or any prior agreement between the parties or their affiliates shall not be relevant or admissible to determine the meaning of any of the terms of this Lease. No representations, understandings or agreements have been made or relied upon in the making of this Lease other than those specifically set forth herein. This Lease can be modified only by a writing signed by the party against whom the modification is enforceable.

21.15   Severability

If any term or provision, or any portion thereof, of this Lease, or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances, other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

TENANT /s/ MP         LANDLORD /s/ DPW

21.16     Third Party Beneficiary

Nothing contained in this Lease shall be construed so as to confer upon any other party the rights of a third party beneficiary except rights contained herein for the benefit of a Mortgagee.

21.17     Corporate Tenants

In the event Tenant is a corporation, the persons executing this Lease on behalf of Tenant hereby covenant and warrant that: Tenant is a duly constituted corporation qualified to do business in the state in which the Celebrity Square is located; all Tenant's franchises and corporate taxes have been paid to date; all future forms, reports, fees and other documents necessary for Tenant to comply with applicable laws will be filed by Tenant when due; and such persons are duly authorized by the board of directors of such corporation to execute and deliver this Lease on behalf of the corporation. Further, Tenant shall submit to Landlord a copy of its corporate resolutions authorizing the execution of the Lease at the time it submits the executed Leases to Landlord.

21.18    Applicable Law

This Lease and the rights and obligations of the parties hereunder shall be construed in accordance with the laws of the state in which the Celebrity Square is located.

21.19     Time of Essence

Time is of the essence of this Lease.

21.20     Performance of Landlord's Obligations by Mortgagee

Tenant shall accept performance of any of Landlord's obligations hereunder by any Mortgagee.

21.21     Waiver of Jury Trial

Landlord and Tenant hereby mutually waive any and all right which either may have to request a jury trial in any proceeding at law or in equity in any court of competent jurisdiction.

21.22     Landlord's Option to Terminate Lease

Notwithstanding any provision herein to the contrary, if for any reason whatsoever the Premises shall not be Ready for Occupancy as of one (1) year following the execution of this Lease Agreement, Landlord may elect to terminate this Lease by giving notice of such election to Tenant. If such notice is given, this Lease and the rights and obligations of the parties hereunder shall thereupon cease and terminate without need for the execution of any further or other instrument, but, if Landlord shall request, Tenant shall execute an instrument, in recordable form, whereby Tenant releases and surrenders all right, title and interest which it may have in and to the Premises under this Lease or otherwise.

21.23    Limitation on Right of Recovery Against Landlord

Tenant acknowledges and agrees that the liability of Landlord under this Lease shall be limited to its interest in the Celebrity Square and any judgments rendered against Landlord shall be satisfied solely out of the proceeds of sale of its interest in the Celebrity Square. No personal judgment shall lie against Landlord upon extinguishment of its rights in the Celebrity Square and any judgments so rendered shall not give rise to any right of execution or levy against Landlord's assets. The provisions hereof shall inure to Landlord's successors and assigns including any Mortgagee. The foregoing provisions are not intended to relieve Landlord from the performance of any of Landlord's obligations under this Lease, but only to limit the personal liability of Landlord in case of recovery of a judgment against Landlord; nor shall the foregoing be deemed to limit Tenant's rights to obtain injunctive relief or

TENANT /s/ MP                 LANDLORD /s/ DPW

specific performance or to avail itself of any other right or remedy which may be awarded Tenant by law or under this Lease.

21.24      Force Majeure

In the event Landlord or Tenant shall be delayed, hindered or prevented from the performance of any act required hereunder, by reason of governmental restrictions, scarcity of labor or materials, strikes, fire, or any other reasons beyond its control, the performance of such act shall be excused for the period of delay, and the period for the performance of any such act shall be extended for the period necessary to complete performance after the end of the period of such delay. Notwithstanding anything herein contained to the contrary, the provisions of this Section 21,24 shall not be applicable to Tenant's obligations to pay rent or any other sums, monies, costs, charges or expenses required to be paid by Tenant subsequent to the Commencement Date.

21.25      Air Rights

Notwithstanding anything to the contrary contained in this Lease, Landlord reserves to itself, its successors and assigns and specifically reserves from the demise hereunder any rights to use, dispose and/or further develop those rights commonly referred to as "air rights" or "development rights". Nothing herein contained shall prevent Landlord from using, selling, leasing or developing such rights during the Term of this Lease, provided that any such use, sale, leasing or development shall be accomplished with minimal inconvenience to Tenant. Unless actual usable space of Tenant is actually taken by Landlord for its use, sale, leasing or development of such rights, the rent payable hereunder shall not be reduced or abated during the Term of this Lease.

21.26      Rules and Regulations

The rules and regulations described in Schedule D attached hereto and made a part hereof, for the Landlord's Building and the Premises which Landlord may hereafter from time to time, reasonably adopt and promulgate for the government and management of the Landlord's Building and Premises are hereby made a part of this Lease and shall, during the Term thereof be in all things observed and performed by Tenant and by Tenant's employees and agents.

21.27     (INTENTIONALLY DELETED)

21.28     Hazardous Materials

Tenant warrants that no substances or materials which are or may be governed or regulated by any governmental authority as hazardous waste, hazardous substances, pollutants or contaminants will be used on, stored on, or deposited on the Demised Premises. Further, Tenant warrants that Tenant does not and will not engage in any activity which would involve the use of the Premises for the storage, use, treatment, transportation or disposal of any chemical, material or substance which is regulated as toxic or hazardous or exposure to which is prohibited, limited or regulated by any Federal, state, county, regional, local or other governmental authority. Tenant shall, and does hereby agree to, hold harmless and indemnify Landlord from all actions, claims, liability, loss and/or damage, including reasonable attorney's fees, arising from the breach of warranties contained in this Article. These provisions shall survive the date of termination of the Lease.

21.29    Compliance with the Americans with Disabilities Act

Tenant shall comply with all of the applicable provisions of the Americans with Disabilities Act and shall not discriminate against anyone on the basis of disability. The Premises shall be accessible to individuals with disabilities so that an individual shall have full and equal enjoyment of all goods and services if the individual does not pose a direct threat to the health or safety of others. Additionally, all alterations must be made accessible to people with disabilities to the maximum extent feasible.

TENANT /s/ MP     LANDLORD /s/ DPW

In the event any claims, grievances, complaints or concerns are made to the Tenant alleging a failure to comply with the Americans with Disabilities Act, the Tenant shall immediately notify the Landlord. Tenant shall indemnify and hold harmless the Landlord from all matters relating to the Americans with Disabilities Act including any and all claims, actions, or proceedings involving the Landlord. The Tenant shall indemnify Landlord for all expenses, charges, fines, penalties, damages, judgments, attorney's fees, expert fees, witness fees, compliance costs and expenses, and any other expenses incurred by the Landlord as a result of any matters associated with the Americans with Disabilities Act.

21.30     No Inducements or Representations

This Lease (including its exhibits) contains the complete and exclusive agreement of Landlord and Tenant and Landlord and Tenant acknowledge and agree that all negotiations, understandings, considerations and representations and inducements between them have been fully incorporated in this Lease as they intended. No negotiations, understandings, considerations, inducements or representations between Landlord and Tenant not incorporated in this Lease shall be of any force and effect. The provisions of this Lease may be modified only by a writing signed by Landlord and Tenant and not by any other act or conduct of theirs. Tenant warrants that it has conducted its own due diligence as to all matters related to its decision to enter into this Lease and expressly acknowledges that it has not executed this Lease in reliance upon any representations by Landlord, its agent for leasing or management purposes, or any other representative or affiliate of Landlord concerning the occupancy or continued occupancy of the Celebrity Square, the number of existing or future tenants in the Celebrity Square, the nature of any business conducted by any existing tenants or to be conducted by any future tenants of the Celebrity Square, projected vehicular or pedestrian traffic for the Celebrity Square, or projected sales for the Celebrity Square or for Tenant or any other tenants of the Celebrity Square.

Continued Next Page

TENANT /s/ MP                       LANDLORD /s/ DPW

      The parties acknowledge that all Riders, Schedules and other attachments hereto are a part hereof and are incorporated herein by reference.

      IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed this Lease Agreement under their respective seals as of the day and year first above written.

                                       LANDLORD:

                                       BURROUGHS & CHAPIN COMPANY, INC.
WITNESSES:

/s/ Vicki K. Allison                    /s/ Douglas P Wendel
-----------------------                ---------------------------------
                                            Douglas P. Wendel
                                            President & CEO

/s/ Philip Blake Ap                     /s/ Franklin J. Long
-----------------------                 ---------------------------------
                                            Franklin J. Long
                                            Secretary

                                       TENANT:
                                       NEW RIDERS, INC.
                                       d/b/a EASYRIDER CAFE

WITNESS                                /s/ Michael T. Purcell
Hal H. <llegible>                   -----------------------------
---------------------
(WITNESS #1)                           Name: Michael T. Purcell
                                       Title: Pres. + CEO
/s/ Melissa <illegible>
---------------------
(WITNESS #2)
















                             LANDLORD

STATE OF SOUTH CAROLINA   )
                          )                              PROBATE
COUNTY OF HORRY           )


     PERSONALLY appeared before me the undersigned witness who, on oath, deposes and says that (s)he saw the within-named LANDLORD, by its proper officers hereunto duly authorized, sign the foregoing document, and that deponent with the other witness whose name is subscribed above witnessed the execution thereof.

                                                  /s/ Vicki K. Allison
                                                  ---------------------
                                                  Witness #1

SWORN TO BEFORE ME THIS 20th

day of February, 1996

/s/Philip Blake AP (L.S.)
------------------
Notary Public for South Carolina
My Commission Expires: September 23, 2006

                              TENANT

STATE OF CALIFORNIA)
                   )                          'PROBATE
COUNTY OF FRESNO   )

    PERSONALLY appeared before me the undersigned witness who, on oath, deposes and says that (s)he saw the within-named TENANT, by its proper officers hereunto duly authorized, sign the foregoing document, and that deponent with the other witness whose name is subscribed above witnessed the execution thereof.

                                                  /s/ Hal S. <illegible>
                                                  -------------------
                                                  Witness #1

SWORN TO BEFORE ME THIS 31st

day of January 1997
/s/ MELISSA E. WEBB (L.S.)                      <Notary Public Stamp of
Notary Public for California                     Melissa E. Webb appears
My Commission Expires 3/15/99                    Here>



















                          GENERAL RIDER

The provisions of this General Rider are made a part of the Lease to which it is attached as if fully set forth in the body thereof. In the event of a direct conflict between any terms of the Lease and this General Rider, the terms of this Rider shall control.

1) Amusements and Video Games: Tenant is aware that the Landlord has a Division within the Landlord's company engaged in the amusement and video game business. Tenant agrees that should the Tenant elect to place amusements and/or video games within the Premises, Tenant shall utilize the Landlord's company to supply such amusements and/or video games providing that Landlord can supply the type amusements and/or video games the Tenant desires at competitive rates in the market. Tenant shall notify Landlord from time to time of its requirements for amusements and video games or of any offers and the terms thereof from third party suppliers of amusements and video games and Landlord shall thereafter have a reasonable time to bid on Tenant's amusement and video game requirements or match the offers from third party vendors.

2) Motorcycle Parking: Landlord shall cooperate with Tenant in designating and designing an area in close proximity to Stool Pigeons which motorcycle parking area is more specifically shown on Schedule A-2 hereto for use for motorcycle parking for customers of Tenant and others. Tenant shall be responsible at its sole expense for constructing all improvements to the motorcycle parking area. Prior to commencing construction, Tenant shall at its sole cost and expense have prepared and submit to Landlord for its prior written approval complete plans and specifications for all improvements to be located on the motorcycle parking area. All signage designating the motorcycle parking area or directing motorcyclist to the same shall be subject to the prior written approval of the Landlord and such signage shall be the sole cost and expense of the Tenant. Landlord agrees to cooperate with Tenant in erecting such directional signage; however, Landlord reserves the right in its sole discretion to approve the number and location of said signs. Furthermore, all such signage and the improvements to the motorcycle parking area shall be in accordance with all the requirements of applicable laws, ordinances and codes.

3) Special Events: Tenant may host special events, as determined by Landlord in its sole discretion (a "Special Event"), from time to time. A "Special Event" shall be live entertainment consisting of a nationally known and recognized entertainer, celebrity, comedian, actor, musician, band or performer or other nationally known and recognized act of the type for which a fee, door charge, minimum charge or similar charge can be charged and collected. To obtain Special Event status, the Tenant shall notify Landlord in writing at least seven (7) days prior to such event requesting the Special Event status for the date(s) and time(s) specified therein. The notice shall describe the event with specificity and list the names of the entertainers, celebrities, performers and/or acts for such Special Event. Landlord shall have the right to approve or disapprove the proposed Special Event, in its sole discretion. All revenues to Tenant related to a Special Event shall be included in Gross Sales as defined in Section 5.5. Tenant shall be responsible for negotiating and paying all admissions taxes or similar taxes payable as a result of such Special Event.

     Cross-Default. Landlord and Tenant further agree that a default under this Entertainment Rider shall be deemed a default under the Lease.

LANDLORD:

BURROUGHS & CHAPIN COMPANY, INC.

Initials /s/

TENANT:

Initials

                       ENTERTAINMENT RIDER

In order to promote the entertainment and celebrity theme of Celebrity
Square and Broadway at The Beach, each Anchor Tenant In Celebrity Square shall offer to Its patrons top quality, live entertainment throughout the term of the Lease as set forth herein.

      Live Entertainment. Live entertainment shall be top quality entertainment compatible with the overall theme of Celebrity Square and Broadway at The Beach and shall include musicians, bands, celebrity appearances and known performers, and such other forms of live entertainment as Landlord shall approve in its sole discretion. In no event shall any such entertainment constitute "adult" entertainment as defined In Schedule "F" attached hereto. Disc jockeys, televisions, juke boxes and similar types of audio-video equipment shall not be deemed live entertainment. Tenant shall provide such live entertainment at least [n/a days per Rental Year].

      Special Events. Anchor Tenants may host special events, as determined by Landlord in its sole discretion (a "Special Event"), from time to time. A "Special Event" shall be live entertainment consisting of a nationally known and recognized entertainer, celebrity, comedian, actor, musician, band or performer or other nationally known and recognized act of the type for which a premium fee can be charged and collected. If any Anchor Tenant sponsors a Special Event, the General Admission Tickets as set forth in the Admissions Rider will not be applicable to such Anchor Tenant's Night Club during the date(s) and time(s) of such Special Event, For admission into the Anchor Tenant's Night Club (for an amount greater than that charged for a General Admission Ticket), hosting a Special Event, patrons must purchase Special Event Tickets as set forth in the Admissions Rider. Such Special Event Tickets shall be sold at a premium fee and shall admit patrons only into the Night Club of the Anchor Tenant hosting the Special Event. General Admission Tickets may still be purchased but will exclude the Night Club hosting the Special Event. To obtain Special Event status, the Anchor Tenant hosting such event shall notify Landlord In writing at least fifteen (15) days prior to such event requesting the Special Event status for the date(s) and time(s) specified therein. The notice shall describe the event with specificity and list the names of any and all nationally known and recognized entertainers, celebrities, performers and/or acts for such Special Event. Special Event Ticket sales shall be shared between such applicable Anchor Tenant and Landlord as set forth in the Admissions Rider.

     Entertainment Budget. During each Rental Year, Tenant shall expend at least [n/a Dollars] on quality live entertainment as required herein (the "Entertainment Expense"). The Entertainment Expense shall be adjusted annually, as of the first day of each Rental Year during the Term, in the same proportion as the Consumer Price Index most recently reported as of such adjustment date bears to the Consumer Price Index reported for the first full calendar month of the Term. Tenant shall preserve original or duplicate books and records at such Tenant's Notice Address which shall disclose all information required to determine Tenant's live entertainment expenditures. Upon advance notice, Landlord, its agents and accountants, shall have the right to audit such books and records. If the audit discloses noncompliance by Tenant for any Rental Year in question, Tenant, in addition to the remedies contained in this Lease, shall pay to Landlord a sum equal to Landlord's cost of the audit, which sum shall be deemed to be Additional Rental, plus as liquidated damages, a sum equal to the amount by which Tenant's actual expenditures for live entertainment as required above shall be less than Tenant's required minimum Entertainment Expense for such period, plus interest at the Default Rate calculated for the full Rental Year plus such additional time thereafter until the amounts are paid In full. Landlord shall have the right to off-set such amounts against Tenant's proportionate share of the Shared Fees for all ticket sales and deduct those amounts from the next payment(s) due to Tenant under the provision of the Admissions Rider. Of such amounts paid by Tenant or off-set by Landlord, Landlord shall retain the cost attributable to the audit and interest on the amounts due, calculated at the Default Rate. The remaining amount, representing the difference between the Entertainment Expense minimum requirement amount and the actual amount spent by Tenant on live entertainment for such period shall be shared as follows:
(1) forty percent (40%) shall be deposited Into the Promotion and Advertising Fund for Celebrity Square for the benefit of all tenants; (ii) forty percent (40%) shall be shared equally between the other Anchor Tenants which met the Entertainment Expense minimum requirements for such period; and (iii) twenty percent (20%) shall be retained by Landlord.

     Gross Sales from Entertainment. In addition to the items set forth in
Section 5.5 of the Lease, gross sales shall also include all revenue, cover charges, admission fees, door charges and similar charges together with all revenue, proceeds from entertainment, special events and the like. Notwithstanding the aforesaid, gross sales shall not include the proceeds of sales from charity events to the extent that such proceeds are donated by Tenant to qualified Internal Revenue Service approved charitable organizations within sixty (60) days of the event.

     Incorporation. Landlord and Tenant agree that this Entertainment Rider to the Lease is incorporated herein and made part and parcel of the Lease between Landlord and Tenant to which is attached.

      Cross-Default. Landlord and Tenant further agree that a default under this Entertainment Rider shall be deemed a default under the Lease.

LANDLORD: BURROUGHS & CHAPIN COMPANY,  INC.

Initials /s/
         -----
TENANT:

NEW RIDERS, INC.
---------------
Initials

                         ADMISSIONS RIDER

     Celebrity Square at Broadway At The Beach is a distinct area established by Landlord upon which will be located various night club venues and other enterprises that would complement its entertainment theme (collectively, "Night Clubs" or individually, "Night Club"). A primary purpose for the establishment of the various Night Clubs is to promote Celebrity Square to a broad range of prospective patrons and thereby benefit all tenants located in Celebrity Square. Celebrity Square will consist of a number of Anchor Tenants and certain other smaller compatible tenants. An "Anchor Tenant" in Celebrity Square shall be defined as a Night Club within the Celebrity Square area that would typically charge a cover charge or admission fee and shall not include any restaurant.

     Admission Tickets. Entrance to each Anchor Tenant Night Club will be only by an admission ticket purchased by the prospective patron. The exclusive sales booth for these admissions tickets will be located as shown on Schedule "A" or as may be determined by Landlord from time to time in its discretion. The ticketing office(s) in Celebrity Square shall be constructed and operated by Landlord at Landlord's expense. Landlord shall have the sole and exclusive right to sell, solicit, distribute, control and account for admissions fees. Three (3) classes of tickets will be offered:

     (1) General Admission: A general admission ticket may be purchased that will permit each individual patron to enter all Night Clubs in Celebrity Square, except those hosting a Special Event (as defined in the Entertainment Rider) ("General Admission Ticket"). In the event of a Special Event, the General Admission Ticket price may be reduced in an amount as determined by Landlord.

     (2) Single Admission: At the patron's option, a ticket may be purchased which will allow admission to only one specific Night Club ("Single Admission Ticket"). All such Single Admission Tickets shall be purchased at the same price, as determined by Landlord.

     (3) Special Event: If an Anchor Tenant sponsors a Special Event (as defined in the Entertainment Rider), a patron may purchase a special event ticket which will allow admission into the Anchor Tenant Night Club hosting the Special Event only ("Special Event Ticket"). However, at the option of any Anchor Tenant Night Club, patrons with a Special Event Ticket may be admitted into that Anchor Tenants Night Club, for that date(s) only, without purchasing any additional Admission Ticket (such Anchor Tenant shall not be entitled to any portion of the Special Event Ticket revenues).

     Tenant covenants and agrees that it will not permit free or discounted admissions at its Premises. Admission shall be only by ticket purchased pursuant hereto.

     Tenant Audits; Penalties. Tenant acknowledges that all Anchor Tenants participating in the ticketing activities described in this Admissions Rider depend upon each Anchor Tenant complying with all rules and regulations established herein or pursuant hereto. To enforce the provisions of this Admissions Rider, Landlord may establish such audit programs as are reasonably designed to insure the compliance of the Anchor Tenants with the provisions hereof. If Tenant violates the admissions program, Tenant shall pay a penalty to Landlord of Five Hundred and 00/100 Dollars ($500.00) for the first violation, One Thousand and 00/100 Dollars ($1,000.00) for the second violation, and Two Thousand and 00/100 Dollars ($2,000.00) for the third violation. The Landlord may set-off against Tenants proportionate share of the Shared Fees (as defined herein) and deduct such penalty from the next payments due Tenant under the provisions hereof. For more than three (3) violations, in addition to collecting the maximum penalty, Landlord, at its option, may terminate this Lease upon thirty (30) days written notice to Tenant.

     Association. Landlord shall establish for purposes of making recommendations regarding admission fee pricing, group discount programs, local programs, and any other pricing structures, the Celebrity Square Association ("Association"). The Association shall consist of one (1) representative of the Landlord and one (1) representative from each Anchor Tenant in Celebrity Square. The power and the authority of the Association shall be limited to an advisory capacity which will assist the Landlord in operating Celebrity Square to its optimal profitability by making recommendations, which recommendations shall not be binding on Landlord. Landlord shall have final approval on the pricing and packaging of all admission fees to Celebrity Square. Landlord may elect to establish a limited free or reduced admission program which will be evenly administered as to all tenants of Celebrity Square. Landlord may solicit the advise of the Association in formulating such policy.

     Revenue Sharing. Tenant acknowledges that the rental charged by the Landlord for the Premises anticipates the Landlord's sharing of revenues from the ticket sales. The receipts of the sale of the admissions tickets shall be shared as follows:

     (1) General Admission: For General Admission Ticket sales, Landlord shall retain twenty percent (20%) of gross receipts, and the remaining gross receipts shall be shared ("Shared Fees") by the Anchor Tenants in Celebrity Square (except for any Anchor Tenant hosting a Special Event, as set forth below). Tenant shall receive on a bi-weekly basis, Tenant's proportionate share of the Shared Fees collected. Tenant's proportionate share of Shared Fees for any time period shall be computed by multiplying the amount of such Shared Fees by a fraction, the numerator of which shall be, Tenant's Floor Area and the denominator of which shall be Anchor Tenants' Floor Area. The total square footage of all Anchor Tenants shall be known as the "Anchor Tenants' Floor Area".

     (2) Single Admission: As for Single Admission Ticket sales, the applicable Anchor Tenant shall be entitled to eighty percent (80%) of the gross receipts thereof, and Landlord shall retain twenty percent (20%). No other tenants shall share in the proceeds derived from such Single Admission Tickets.

     (3) Special Event: As for Special Event Ticket sales, the applicable Anchor Tenant shall be entitled to eighty percent (80%) of the gross receipts thereof, and Landlord shall retain twenty percent (20%). No other tenants shall share in the proceeds derived from such Special Event Tickets. Any Anchor Tenant hosting a Special Event shall be entitled to receive its proportionate share of the proceeds from the sale of the Special Event Tickets only and shall not be entitled to receive any portion of the Shared Fees for the General Admission Tickets attributable to the date(s) of any such Special Event.

     Landlord Audits. An independent accounting, auditing company approved by Landlord and the Association shall be retained to review and audit all procedures and accounting performed by Landlord and operations of the ticketing office sales. For the purpose hereof, gross receipts shall be all receipts for the sale of General Admission Tickets, Single Admission Tickets or Special Event Tickets, respectively, less any and all admissions taxes, sales taxes, and other similar taxes, fees or assessments.

     No Liability of Landlord. It is understood and acknowledged by Tenant that in selling such admissions tickets, Landlord does not undertake, in any form or fashion, participation in the operation of Tenant's business. Further, Landlord is not responsible nor will assume or be construed as assuming any responsibility for identifying any person whose admission to Tenant's Night Club might be inappropriate by reason of any factor including, but not limited to, patron's age or physical condition (e.g., intoxication). Tenant acknowledges that the admission and policing of its Night Club is its sole responsibility. Tenant shall indemnify, defend and hold harmless Landlord, its officers, directors, agents, servants and employees from and against any and all claims, actions, liabilities, losses, demands, expenses, and attorneys' fees and costs which relate to our arise from the admission of patrons to Celebrity Square in any respect whatsoever, including, without limitation, any of the foregoing, which relate to or arise from the consumption of any alcoholic beverage in Celebrity Square.

      Incorporation. Landlord and Tenant agree that this Rider to the Lease is incorporated herein and made part and parcel of the Lease between Landlord and Tenant to which is attached.

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed this General Rider under their respective seals as of the day and year first above written.

LANDLORD:

BURROUGHS & CHAPIN, COMPANY, INC.
Initials /s/

TENANT:

NEW RIDERS, INC.
d/b/a EASYRIDER CAFE

Initials /s/